 Exhibit 10.1

HOTEL LEASE / PURCHASE AGREEMENT

This Hotel Lease / Purchase Agreement (this “Lease”) is dated 15 day of August, 2013 (“Effective Date”), by and between Rising Sun/Ohio County First, Inc., an Indiana non-profit corporation (hereinafter “Landlord” or “Owner”), and Gaming Entertainment (Indiana) LLC, a Nevada limited liability company (hereinafter “Tenant”). The parties hereby agree as follows:

RECITALS

A.	Landlord is the Owner (“Owner”) of certain real property located on XXX Rising Star Drive, located in Rising Sun, Indiana and more particularly described in Exhibit A (“ Premises”);

B.	The Premises as described in Exhibit A shall include a one hundred and four (104) room hotel (“Hotel”) to be constructed in accordance with this Lease;

C.
Tenant, together with its parent company, Full House Resorts, Inc., (“FHR”) is engaged in the ownership, development, management and operation of casinos, hotels and resorts and is experienced in various phases of hotel development, operations and management;

D.	Landlord is desirous of utilizing the services and experiences of Tenant in connection with the operation of the Hotel, all upon the terms and conditions set forth herein;

E.
Landlord and Tenant now desire to enter into this Lease with respect to the operations of the Hotel and the lease and purchase of the Hotel by Tenant in accordance with the terms and conditions set forth.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, Landlord and Tenant agree as follows that the foregoing recitals are true and correct and incorporated into this Lease and the parties further agree that Landlord will lease and have the option to sell the Premises to Tenant, and Tenant will lease and have the option to purchase the Premises from Landlord, on the following terms and conditions:

ARTICLE I
APPROVALS

1.1	Approvals.
1.1.1
Tenant acknowledges and agrees that it will at all times during the Term (as defined below) maintain in full force and effect, and in good standing, at its sole cost and expense, all applicable permits, licenses and approvals (“Approvals”) to operate and manage the Hotel in the State of Indiana required by all federal, state and local laws, statutes, regulations, rules, ordinances, codes, licenses, permits, inspections and orders, from time to time in existence, of all courts of competent jurisdiction and governmental agencies, and all applicable judicial and administrative and regulatory decrees, judgments and orders that now or hereafter are required to be obtained for the operation of the Hotel, including, without limitation, the sale of alcoholic beverages, employees, health , safety and environmental matters and accessibility of public facilities (collectively, “Applicable Laws”).

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1.1.2
Except as otherwise expressly provided herein, it is understood and agreed that Landlord shall deliver possession of the Premises and Hotel to Tenant upon the date on which the Hotel is first open to the public (the “Open Date”) and at such time, Landlord shall be responsible for delivering the Premises and Hotel to Tenant  in compliance with all federal, state and local laws, regulations, rules, ordinances, codes, licenses, permits and orders, in all material aspects as it relates to the building structure, parking areas, and surrounding facilities on the Premises.  Tenant hereby agrees not to do anything to cause the Premises or Hotel to be in material non-compliance with all applicable federal, state and local laws, regulations, rules, ordinances, codes, licenses, permits and orders.

ARTICLE II
LEASESD PROPERTY

2.1 Lease of Premises and Grant of Easements through Public Areas. Landlord hereby leases the Premises located on Rising Star Drive, Rising Sun, IN 47040, inclusive of the Hotel, to Tenant and Tenant hereby leases the Premises from Landlord.   Further, the parties have agreed to certain construction plans, design, materials and specifications. Exhibit B attached hereto shall include the construction and architectural plans and specifications, which shall not be modified without the consent of Tenant, which shall not be unreasonably withheld.   Landlord anticipates an Open Date of November 13, 2013.  However, pursuant to the Amended and Restated Real Estate Purchase Agreement, effective May 2, 2012, Landlord shall cause the Hotel to be constructed and open to the public and ready for an Open Date of no later than February 19, 2014.  Landlord shall provide at least fifteen (15) days’ notice of the Open Date to Tenant.

2.2 Use of Public Areas. The parties have previously entered into a Grant of Easement and Agreement, dated the 26th day of October, 2012 and recorded at the Ohio County Recorder’s Office on November 9, 2012, Document Record Number 20120973 (“Easement Agreement”).  The Easement Agreement shall be incorporated herein by reference.

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ARTICLE III
TERM OF LEASE

3.1 Initial Term. The initial term of this Lease shall begin on the Open Date, and unless extended as provided below, shall end at 11:59 p.m. on the date immediately preceding the tenth (10th) anniversary of the Open Date (“Initial Term”).

3.2 Possession. Tenant shall be entitled to possession of the Premises, including the Hotel, no later than thirty (30) days prior to the Open Date for purposes of employee training and other similar purposes, but will have unfettered access to Premises and Hotel any time after the Effective Date and as agreed upon by Landlord and Tenant.  The period of time during which Tenant is entitled to possession of the premises prior to the Open Date is referred to in this Lease as the “Pre-Open Possession Period”.  Tenant shall exercise its right of possession during the Initial Term and any Additional Term (as defined below) (the Initial Term and any such Additional Term collectively, the “Term”).

3.3 Additional Terms. Provided that Tenant is not then in material default under this Lease, and subject to the provisions of Sections 5.13.1 and 5.13.2, Tenant shall have the option to extend this Agreement for one ten (10) year additional term (“Additional Term”) by giving the Landlord written notice of exercise of such option at least six (6) months prior to the expiration of the then-expiring Initial Term.  In the event the Tenant does not provide such notice, the Lease will terminate as provided herein.    Except as expressly provided in this Lease, or as Landlord and Tenant may otherwise agree, the terms and conditions applicable to the Additional Term will be the same as the terms and conditions of the Initial Term, with the exception of Rent, which shall be negotiated and mutually agreed upon by Landlord and Tenant during the time period in which Tenant provides notice to Landlord.  In the event that Landlord and Tenant cannot reach mutual agreement for Rent during Additional Term: (a) this Lease shall not automatically terminate and Tenant shall continue to make Base Rent (as hereinafter defined) payments in an amount equal to the amount of Base Rent paid by Tenant during the last year of the Term plus an additional amount equal to the Base Rent paid by Tenant during the last year of the Term multiplied by the percentage change in the CPI plus one percent (1%) (as defined below) over the most recent preceding twelve (12) month period for which the CPI has been calculated and reported; (b) Landlord and Tenant agree that the amount of Base Rent payable during the Additional Term shall be presented to an arbitrator who shall be experienced in management of hotels in Southern Indiana who shall determine the Base Rent to be paid by Tenant during the Additional Term; and (c) any payments made after the Initial Term and prior to a determination by the arbitrator shall be credited as Base Rent during the Additional Term.

3.4 Holding Over. In the event Tenant remains in possession of the Premises after the expiration of the Term or earlier termination of this Lease, after written objection from Landlord, Tenant shall, at the option of the Landlord, be considered a month-to-month tenant at the monthly rate equal to the amount of Base Rent paid by Tenant during the last year of the Term plus an additional amount equal to the Base Rent paid by Tenant during the last year of the Term multiplied by an amount equal to one percent (1%) in excess of the a percentage change in the CPI  in the manner prescribed herein in this Lease.

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ARTICLE IV
RENT

4.1.1 Rent.
Tenant shall pay to Landlord Base rent payments, in the amounts set forth in the attached Base Rent Schedule (Exhibit C) in monthly installments, with the first payment being due on January 1, 2014, payable in arrears, in the manner prescribed herein (“Base Rent”).  All references to Rent in this Lease shall collectively mean Base Rent payable during the Initial Term and any Additional Term and all other amounts payable by Tenant to Landlord as additional Rent. The parties acknowledge that the attached Base Rent Schedule calculation is based upon the Landlord’s contracted Guaranteed Maximum Price (“GMP”) with its general contractor and predetermined, reasonable and necessary architectural, pre-approved legal, financial, and approved construction services (“Soft Costs”), collectively, “Project GMP” and that the Base Rent Schedule will be updated within forty-five (45) days following the Open Date to reflect actual Construction Costs and Soft Costs, as defined herein.  Notwithstanding the foregoing, Base Rent shall be based upon the lesser of the Project GMP or the sum of actual Construction Costs and actual Soft Costs (such sum collectively, “Actual Costs”).

4.1.2 Construction Costs.  Construction Costs shall include Soft Costs and capitalized interest rendered to Landlord for the purpose of constructing Hotel.  The parties have attached the Hotel Budget and Soft Cost Budget, as previously approved by Landlord’s lender as Exhibit D hereto. Landlord shall provide Tenant additional supporting documentation of Construction Costs and Soft Costs and such documentation shall include, but not be limited to: disbursement of funds to Landlord from its lender, construction agreements, change orders, invoices for professional services related to Hotel approval (including but not limited to legal and architectural services), proof of payment by Landlord to third parties, and any other documentation reasonably requested by Tenant (“Construction Documentation”).  Landlord shall have an obligation to provide Tenant satisfactory Construction Documentation within forty-five (45) days following the Open Date, unless Landlord requests to Tenant in writing an extension of time, not to exceed an additional thirty (30) days, to provide Construction Documentation, which Tenant shall not unreasonably withhold such consent.

4.2.1 Rent Calculation. The Parties hereby agree that the Base Rent payable pursuant to Section 4.1.1 during the Initial Term commencing upon the Open Date of this Lease, shall be calculated (“Base Rent Calculation”) using a standard financial amortization schedule.  The amortization schedule shall calculate the principal and interest of the actual Construction Cost of Hotel, over a ten (10) year period using the following annual interest rates: Year One (1) and Year Two (2): two and one half percent (2.5%); Year Three (3) and Year Four (4): three and one half percent (3.5%); Year five (5) through Year Ten (10): four and one half percent (4.5%).  For purposes of the Base Rent Calculation, Construction Costs and Soft Costs shall not exceed Landlord’s Project GMP of eight million two hundred eighteen thousand nine hundred forty-eight dollars and forty-six cents ($8,218,948.46) .   The Base Rent Calculation for Year One (1) shall commence on the Hotel Open Date, but the first Base Rent payment shall not be due until January 1, 2014, as reflected in the Base Rent Schedule.

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Tenant further agrees that as part of the Base Rent Calculation, Tenant shall pay an amount equal to two percent (2%) per annum of the Construction Costs from October 24, 2011, until the Open Date, and such payment shall be included in the calculation of the amortized Base Rent Schedule and shall be paid as part of the Base Rent on a monthly basis during the Initial Term of this Lease;

For any Additional Term, the parties agree that Base Rent shall be adjusted annually on the anniversary of the Open Date by an amount equal to one percent (1%) in excess of the percentage change in the CPI (as defined below) over the most recent twelve (12) month period preceding such anniversary date for which the CPI has been calculated and reported.  For purposes of this Lease, the Term “CPI” shall mean the Consumer Price Index for the geographic area that includes Rising Sun, Indiana, as calculated and reported by the Bureau of Labor Statistics of the U.S. Department of Labor.

Tenant shall be entitled to a credit on any Base Rent payments made based on the Project GMP if actual Construction Costs or Soft Costs are determined to be less than accounted for in Project GMP.  Should Tenant be entitled to a credit, the monthly Base Rent payment(s) following such determination shall be reduced by the difference of the previously paid Base Rent and the revised Base Rent Calculation (as defined in 4.2.1) based on actual Construction Costs.

4.2.2 Base Rent Payable.  Tenant shall pay Landlord Base Rent, payable in arrears in the amount as calculated pursuant to Section 4.2.1.  The Base Rent shall accrue beginning as of the Open Date; however, payment of Base Rent shall be deferred until January 1, 2014, on which date monthly installment payments of Base Rent on (1st) calendar day of each consecutive month shall begin.  Base Rent through December 31, 2013, shall be considered in the calculation of the amortized Base Rent Schedule and shall be paid as part of the Base Rent on a monthly basis during the Initial Term of this Lease.

4.2.3 Remittance to Landlord.   All Base Rent and other payments owed to Landlord pursuant to this Lease shall be made to the Landlord, Rising Sun/Ohio County First, Inc. c/o Rae Gipson, 200 North Walnut St., Rising Sun, Indiana 47040, which address may be changed from time to time by the Landlord upon prior written notice to Tenant. In the event the Tenant exercises the Option to Purchase as defined herein, the Landlord agrees to credit all Base Rent payments made during the Term towards the Purchase Price of the Hotel as provided in Section 5.13.2.

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4.2.4 Late Charges and Interest.  Notwithstanding anything in this Lease to the contrary, if Tenant fails to pay any Rent within seven (7) days following the due date of said Rent, then Tenant shall pay, as additional Rent, a late charge of five per cent (5%) of the amount due.   In addition to any late charges provided herein, any amount not paid by Tenant within ten (10) days after its due date in accordance with the terms of this Lease shall bear interest from such date until paid in full at twelve percent (12%) per year, payable as additional Rent.  It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease.  If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

ARTICLE V
 USE OF PREMISES; PURCHASE OF PREMISES
BY TENANT; RIGHTS AND OBLIGATIONS OF TENANT

5.1 Use of Premises.  Tenant shall use the Premises as a hotel.  Said Hotel will serve as an amenity to Tenant’s existing casino, existing hotel and other existing facilities located at 777 Rising Star Drive, Rising Sun, Indiana 47040, commonly known as Rising Star Casino Resort (“Rising Star”).   Tenant shall, at its sole discretion, to operate the Hotel in a similar fashion as its existing hotel management.

Except as otherwise specifically limited under this Lease, Tenant shall have control and discretion in the operation of the Hotel. Tenant shall also have the sole and exclusive right to determine the Hotel’s hours of operation, room rates, promotional offerings and policies for the Hotel. Tenant shall have the right, in its discretion and at its expense, to place or install signage on the exterior of the Hotel.

5.1.1 Construction Phase and Pre-Opening of Hotel. Upon the Effective Date of this Lease, Tenant shall provide Landlord its expertise and experience during the final construction phases and pre-opening planning of the Hotel. Tenant shall cooperate with Landlord and provide supervision for the Hotel development in its final stages.  Tenant shall provide guidance and recommendations to Landlord related to the construction, development, improvements, and other activities related to the final phases of Hotel construction.  In providing pre-opening and construction related services, Tenant hereby agrees not to do anything to cause Landlord, Tenant, or activities related to the Premises and Hotel to be in non-compliance with all Applicable Laws.  Landlord and Tenant agree that Tenant may work directly with Landlord’s general contractor to make day-to-day construction decisions and approve change orders subject to the following: (a) Landlord shall be notified promptly in writing of any such change orders; (b) any substantive change orders shall require and be subject to Landlord’s prior written consent; and (c) without Landlord’s written consent, no  such change order shall cause the Hotel construction to exceed the GMP agreed upon by Landlord and its general contractor or otherwise cause Landlord, Tenant, or activities related to the Premises and Hotel to be in non-compliance with all Applicable Laws.  Pre-opening expenses contemplated in the Hotel Budget shall be the responsibility of the Landlord, and Tenant shall not have the authority to exceed Hotel Budget without the prior written consent of the Landlord.  All costs and expenses of Tenant’s use and possession of the Premises and Hotel during the Pre-Open Possession Period, or otherwise incurred by Tenant during the Pre-Open Possession Period, shall be paid by Tenant and any such costs or expenses paid by Landlord shall be promptly (and in any event within fifteen (15) business days reimbursed to Landlord upon Landlord’s request.

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Upon the Effective Date, Tenant may take actions to prepare to take possession of Hotel on the Open Date, including, but not limited to planning and preparing for the hiring and training of employees, and planning and preparing for, which may include, but not be limited to, executing contractual supplier agreements, and other services such as janitorial services, building maintenance, housekeeping, waste disposal/removal, cleaning supplies, internet connectivity and telecommunications, utilities, snacks and vending contracts, a hotel reservation system, marketing and advertising and any other services which Tenant is required herein or otherwise deems necessary and appropriate.

5.1.2 Revenues, Profits and Losses from Use of Premises; No Right of Offset.  Tenant shall have the sole and absolute right to retain any and all revenues and profits resulting from its use of Premises and Hotel during the Term of this Lease. Further, Tenant shall bear any operating losses as it relates to its use of the Premises and Hotel during the Term of this Lease.  Nothing contained herein shall give the Landlord the right to offset any Rent or other monies owed as a result of Tenant’s revenues and/or profits resulting from its use of Premises and Hotel.  Further, Tenant shall not have the right to offset any obligations owed by Landlord to Tenant against any Rent or other monies owed by Tenant under the provisions of this Lease.

5.2 Operating Services.  Tenant shall be responsible for providing and paying for all operating services as it relates to the Premises and Hotel, which Tenant, from time to time, and in its sole discretion utilizing reasonable business judgment elects to provide (“Operating Services”).  For these purposes, Operating Services shall not include any obligations of Tenant or Landlord under any other provision of this Lease.

The sole responsibility and authority for the management of the Hotel is vested in Tenant, and the Tenant shall have the complete right and authority to manage the business and affairs of the Hotel. The rights, duties and obligations of Tenant with respect to its Use of the Premises and Hotel as Tenant are personal to Tenant and based on Tenant and its executive management’s unique knowledge and experiences.  Landlord may request other Operating Services as it relates to the use of the Premises and Hotel, and Tenant shall consider such recommendations in good faith and in a manner reasonably believed to be in the best interests of ensuring profitable Hotel operations and with the same care as a prudent person would exercise in the management of its own hotel.

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5.3 Furnishings.  Landlord shall provide all furniture, fixtures and equipment (“FF&E”) for the Hotel, and all FF & E shall be installed prior to Open Date.  Landlord shall work with its general contractor and Tenant to provide Tenant a complete descriptive list of FF & E Inventory prior to Open Date and such list shall be incorporated herein as Exhibit E. Tenant shall be responsible at its expense for repair and replacement of FF&E as necessary, upon normal wear and tear; such determination shall be made at the sole discretion of Tenant utilizing reasonable business judgment.   In no event shall Landlord be responsible for any repair and replacement of FF&E.

5.4.1 Employees.  Tenant shall have the sole right to hire, promote, discharge and supervise all employees engaged, directly or indirectly in Tenant’s operation of Hotel, all of whom shall be employees of Tenant.  Tenant shall be solely responsible for determining and paying the wages and other compensation of all personnel employed by Tenant in connection with operation of the Hotel, including medical and health insurance, pension plans, social security taxes, worker’s compensation insurance, and shall comply with all applicable laws with respect to such employees.  Tenant shall be solely liable for all employment and personnel actions (including but not limited to wrongful termination and discrimination claims) and all claims arising out of injuries occurring at the Premises regarding Tenant’s employees.  Tenant shall have the right to apply its existing hiring and human resources practices, policies and procedures (“Rising Star Policies”) as it currently applies to Rising Star employees, which may be modified, from time to time, at the sole discretion of Tenant, so long as such modifications to Rising Star Policies are not in conflict with Tenant’s responsibilities and obligations contained in this Lease or otherwise prohibited by law.

5.4.2 Employee Hiring. Tenant may hire employees as it deems necessary in order to fulfill its obligations under this Lease.  During the Term of this Lease, the hiring, management and separation of employees shall be at Tenant’s sole discretion.  Prospective employees must be qualified and satisfy all Rising Star Policies and screening requirements.  Tenant will make demonstrable good faith efforts to hire at least fifty percent (50%) of Hotel employees who are individuals residing in Ohio County, State of Indiana (“Hotel Hires”).  Tenant will continue to make demonstrable good faith efforts to hire at least fifty percent (50%) of its Hotel Hires from Ohio County, State of Indiana, for the Hotel operation during the Term of this Lease; however, failure by Tenant to hire or continue to employ at least fifty percent (50%) of the Hotel employees be residents of Ohio County, Indiana, despite such demonstrable good faith efforts, does not constitute a default under this Lease.  Tenant shall have all appropriate Hotel Hires (that is, all Hotel employees who interact with Hotel guests as part of their customary employment responsibilities) complete the Hospitality/Tourism Program offered by the Education Center of Rising Sun as part of each such employee’s training, so long as such program is offered.  Should the Hospitality/Tourism Program be discontinued, or fails to meet Tenant’s training needs, based on Tenant’s reasonable business judgment,   Tenant may elect to conduct such hospitality training in-house.  Tenant shall provide Landlord with thirty (30) days notification if Tenant decides to discontinue utilization of the Hospitality/Tourism Program.

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5.4.3 Additional Obligations. Tenant shall, and shall direct all of its employees and other personnel to, use commercially reasonable efforts to keep the Premises clean and in good working order, subject to ordinary wear and tear.

5.4 Use of Premises. The use of the Premises by Tenant, its agents, employees, customers or business invitees, shall at all times be in compliance, in all material respects, with all covenants, conditions and restrictions, easements, reciprocal easement agreements, rights of access, and other matters presently of public record which affect the Premises or the Hotel, or any part thereof.    Tenant’s rights under this Lease shall be subordinate to the usual and customary covenants, conditions, restrictions, reciprocal easement agreements, rights of access and other comparable encumbrances that are intended to encumber or benefit the Hotel, subject in all cases to Article X, Landlord’s Covenant of Quiet Enjoyment.

5.5 Hazardous Materials. Tenant shall not without the prior consent of Landlord, which consent shall not be unreasonably withheld, except to the extent that such materials are consistent with materials used in the ordinary course of business for the Hotel operations, keep, use or store or allow to be kept, used or stored, upon or about the Premises any Hazardous Materials.  “Hazardous Materials” shall mean and include any substance or material containing one or more of any of the following: “hazardous material,” “hazardous waste,” “hazardous substance,” “regulated substance,” “petroleum,” “pollutant,” “contaminant,” “polychlorinated biphenyls,” “lead or lead-based paint,”, “mold,” or “asbestos” as such terms are defined in any applicable Environmental Laws in such concentration(s) or amount(s) as may impose clean-up, removal, monitoring or other responsibility under the Environmental Laws, as the same may be amended from time to time, or which may present a risk of harm to guests, invitees or employees at the Premises.  “Environmental Laws” shall mean all federal, state and local laws, rules and regulations, (now or hereafter in effect) dealing with the use, generation, treatment storage, disposal, or abatement of Hazardous Materials.

5.6 Maintenance by Tenant. During the Term, Tenant shall maintain the Premises and Hotel in a tenantable and attractive condition, consistent with the terms hereof, and Tenant shall with commercially reasonable promptness and diligence make all necessary and appropriate repairs and replacements thereto.  Tenant shall be responsible for all maintenance, including the roof, outside walls, and other structural parts of the building, and the heating and air conditioning system, the parking lot, driveways, and sidewalks, including snow and ice removal, the sewer, water pipes, and other matters related to plumbing, the electrical wiring, all other items of maintenance, repair and improvement work as is reasonably necessary.  Tenant shall be responsible for cleaning, painting, decorating, carpeting and all other interior maintenance, repair and improvement work as is reasonably necessary.  All repairs shall be made in a good, workmanlike manner, consistent with industry standards and in accordance with all applicable laws and in accordance with all directions, rules and regulations of all governmental authorities having jurisdiction over the Premises and Hotel. Tenant will operate and maintain the Hotel in substantially similar standards and methods as its existing Rising Star hotel.

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5.7 Compliance with Applicable Laws. Tenant shall comply with all Applicable Laws during the Term affecting the Premises or Hotel or Tenant’s use thereof in all material respects.  Tenant shall not use the Premises so as to create a waste or constitute a nuisance or disturbance.  Tenant shall keep all of the furniture, fixtures and equipment located on the Premises neat and clean and in good working order, condition and repair.  All such repairs shall be made in good, workmanlike manner, consistent with industry standards, in accordance with all Applicable Laws.

5.8 Alterations.  Tenant shall not make any material structural alterations or replacements or other capital expenditures, excluding alterations or replacements as a result of routine maintenance and/or ordinary wear and tear, to the Premises without having first obtained Landlord’s prior written approval which approval shall not be unreasonably withheld or delayed.

5.9 Signs. Tenant shall be permitted to place or install signs on the interior and exterior of the Premises and Hotel, without Landlord’s prior written approval.  Tenant shall have the right to place customary signs on the interior and exterior of the Premises and Hotel which might facilitate Tenant’s business and integrate the Hotel with Tenant’s existing Rising Star hotel and casino operations, provided the sign is in accordance with applicable law, ordinances, and statutes.  Tenant shall be responsible for and shall pay all costs related to signage at the Premises and Hotel.

5.10 Surrender of Improvements.  All additions, improvements and FF &E which may be installed by either Landlord or Tenant, upon the Premises or within the Hotel during the Term, shall remain upon the Premises, and at the expiration or termination of this Lease, shall be surrendered with the Premises as part thereof and shall be property of the Landlord, unless Tenant exercises its Option to Purchase pursuant to Section 5.13 or 5.14.  Should Tenant exercise its Option to Purchase, any Improvements shall be included in the Purchase of said Premises and Hotel.

5.11 Personal Property and Use Tax. Tenant shall be responsible for and shall pay when due all federal, state and local income, innkeepers, employment, sales, excise and all other fees and/or taxes due and owing upon Tenant’s income from use of Premises and Hotel, property, employee and other fees and costs arising or assessed as a result of Tenant’s use and occupation of Premises and Hotel.  Tenant shall provide Landlord with notification of the payment of property tax within fifteen (15) business days of such payments being made.

5.12 Surrender of Premises. Upon expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord general in the same condition as at the commencement of the Term, ordinary wear and tear excepted.  Upon such expiration or earlier termination of this Lease, except as provided in Section 5.13 or 5.14, Tenant shall surrender the Premises and Hotel in “broom clean” condition.

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5.13.1 Tenant’s Option and Obligation to Purchase.  Tenant shall have the exclusive right and option to purchase the Premises and said improvements, namely the Hotel and any other improvements made on the Premises during the Initial Term on the terms and conditions set forth in this Lease (“Option to Purchase Premises”), conditioned upon Tenant not being in default beyond any applicable grace and/or cure period of the Lease at the time in which it elects to exercise the Option to Purchase Premises.

Upon expiration of the Initial Term or at any time thereafter (including, without limitation, at any time during any Additional Term and, if Tenant does not extend the Term for any Additional Term, within one (1) year following expiration of the Initial Term), if Tenant has not exercised its Option to Purchase Premises, Landlord shall have the right and option to sell the Premises and said improvements, namely the Hotel and any other improvements made on the Premises, to Tenant and upon exercise of such right and option by Landlord, Tenant shall have the duty and obligation to purchase the Premises and all of said improvements from Landlord, on the terms and conditions set forth in this Lease (“Option to Sell Premises”).

Should Tenant desire to exercise its Option to Purchase Premises, or should Landlord desire to exercise its Option to Sell Premises, the party desiring to exercise such Option shall provide the other party written notice of its desire to exercise its Option to Purchase Premises or Option to Sell Premises, as the case may be, at least forty-five (45) days preceding its proposed closing date to transfer legal deed of Premises.    Said notice shall contain a proposed closing date, which may be modified upon mutual agreement by the parties.

5.13.2 Premises Purchase Price.  Should Tenant provide notice of its desire to exercise its Option to Purchase Premises at any time, or should Landlord provide notice of its desire to exercise its Option to Sell Premises, the Parties have agreed that the purchase price (“Premises Purchase Price”) shall be equal to the fair market value of the Premises, which the parties hereby agree shall be equal to (i) the lesser of the Project GMP or the Actual Costs reduced by (ii) the aggregate “principal” payments included in the Base Rent paid by Tenant, such amount being shown as the unamortized “Balance” amount on the attached Base Rent Schedule as of the date next following the closing date of such option purchase (“Exhibit C”).  The Parties agree to update Exhibit C to reflect Actual Costs within forty-five (45) days of the Open Date.  The Premises Purchase Price shall not exceed the unamortized value of the lesser of (a) the balance of the Project GMP; or (b) the balance of the Actual Costs, which shall be updated within forty-five (45) days of Open Date.  In addition to payment of the Premises Purchase Price, Tenant shall pay all closing costs, including without limitation reasonable attorneys’ fees which have been mutually agreed upon in advance, incurred in connection with sale of the Premises by Landlord to Tenant pursuant exercise of Tenant’s Option to Purchase Premises or Landlord’s Option to Sell Premises, as the case may be.

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Within twenty (20) days following receipt by Landlord of notice from Tenant of Tenant’s election to exercise Tenant’s Option to Purchase Premises or receipt by Tenant of notice from Landlord of Landlord’s election to exercise Landlord’s Option to Sell Premises, as the case may be (or such longer period as may reasonably be required by Landlord using diligent, commercially reasonable efforts), Landlord shall deliver to Tenant, at Tenant’s expense, a binder for an ALTA owner’s policy of title insurance (the “Policy”), together with legible photocopies of all exceptions to title identified therein, (“Title Binder”) issued by a title insurer satisfactory to Tenant in its reasonable discretion (“Title Insurer”), and thereafter the Policy, by which Title Insurer will agree to insure, in the full amount of the Premises Purchase Price, good and marketable title to the Premises and easements rights in all appurtenant easements, subject only to (i) the matters of record at the time Tenant conveyed the Premises to Landlord, (ii) any liens created by the Real Estate Construction Mortgage, Security Agreement, Assignment of Lease and Rents and Fixture Filing and the Security Agreement (collectively, the “Security Documents”) by and between Landlord and its lender; (iii) any liens, encumbrances and defects created by Tenant during the Term and (iv) the lien of current taxes and assessments (the “Permitted Exceptions”), upon delivery of a general warranty deed thereto from Landlord to Tenant.  Within twenty (20) days after receipt of the Title Binder, Tenant shall give Landlord written notice of any exceptions enumerated in the Title Binder that are not Permitted Exceptions and are unacceptable to Tenant.  Landlord shall have twenty (20) days after receipt of that notice (or such longer period as may reasonably be required by Landlord using diligent, commercially reasonable efforts) to have those exceptions removed, and if Landlord is unable to do so: (A) any election of Tenant’s Option to Purchase Premises, at the option of Tenant, shall (i) terminate and all obligations and liabilities of the parties pursuant to the election of the Option to Purchase Premises shall cease and Tenant shall continue as a Tenant under the Lease which Lease shall remain in full force and effect or (ii) continue and Tenant shall purchase the Premises in accordance with the Option to Purchase Premises; and (B) any election of Landlord’s Option to Sell Premises shall remain in effect and at the option of Tenant shall (i) have the closing of such sale of the Premises to Tenant postponed until such exceptions have been removed, during which time Tenant shall continue as a Tenant under the Lease which shall remain in full force and effect or (ii) continue and Tenant shall purchase the Premises in accordance with the Option to Sell Premises.

At the closing of any such purchase, Tenant shall deliver to Landlord payment in full of the Premises Purchase Price by wire transfer or other immediately available funds.  In addition, at the closing of the purchase, Landlord shall deliver to Tenant (i) a properly executed general warranty deed conveying the fee simple estate in the Premises to Tenant free and clear of any and all liens, leases, encumbrances and restrictions of any kind or nature whatsoever, except the Permitted Exceptions, current taxes not delinquent and any exceptions resulting from Tenant’s failure to perform any of its obligations under this Lease, (ii) an affidavit stating that Landlord has not executed, or authorized anyone in Landlord’s behalf to execute any conveyance, mortgage, lien, lease, security agreement, financings statement or encumbrance of or upon the Premises or any fixtures attached thereto that is then outstanding or enforceable against the Premises, nor has Landlord made any contract to sell, or given to any person other than Tenant, an option to purchase, all or any part of the Premises, (iii) a certification of non-foreign status with respect to Landlord as required by Section 1445 of the Internal Revenue Code, and (iv) the Policy.

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If the Premises are destroyed by fire or other casualty, or all or any portion thereof becomes the subject of a condemnation, following notice of exercise of the Option to Purchase Premises or the Option to Sell Premises, as the case may be and prior to Closing, the parties shall remain obligated to proceed with the purchase and sale of the Premises and Tenant shall be entitled to all insurance proceeds payable to Landlord under any and all policies of insurance, or any award for the condemnation or payment in lieu thereof, and Landlord shall assign all of its right, title, and interest in and to any future proceeds, awards or payments to Tenant.

Without limiting the foregoing, the Premises Purchase Price shall be reduced by the amount of any condemnation proceeds received by Landlord and not applied to restoration of the Premises as provided in Section 9 of this Lease or otherwise paid over to Tenant.

Notwithstanding any other provision of this Lease, in no event shall the Premises Purchase Price (as reduced by any amounts provided for above in this Section 5.13.2) be less than the amount required for Landlord to pay the balance of its mortgage indebtedness to Rising Sun Regional Foundation, Inc. so long as such indebtedness does not exceed Actual Costs as defined herein.

5.14 Intentionally Omitted.

5.15 Certain Notices by Tenant to Landlord. Tenant shall promptly (and in any event within ten (10) business days) notify Landlord in writing following the earliest of the occurrence of, Tenant or any of its direct or indirect parent entities entering into an agreement to, or Tenant otherwise becoming aware of any one of the following during the Term: (i) a Change of Control (as defined below) of Tenant or its parent company, FHR; or (ii) Tenant or FHR entering into a license or other contractual agreement for a third party to manage or brand (“flag”) its existing hotel at Rising Star; or (iii) the Indiana Gaming Commission approval of the transfer of Tenant’s gaming license to operate Rising Star’s casino, hotel and related amenities.

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ARTICLE VI
INDEMNITY AND LIABILITY

6.1 Indemnification of Landlord.  Except to the extent directly arising from the gross negligence or intentional misconduct of Landlord, or any of its agents, independent contractors or employees, Tenant hereby agrees to defend (with counsel reasonably acceptable to Landlord), indemnify and save and hold harmless Landlord from and against all claims of whatever nature (a) arising from or in connection with the operation of the Hotel or any wrongful act, omission or negligence of Tenant or the contractors, licensees, agents, servants or employees of Tenant (collectively, the “Tenant Parties”), or arising from any accident, injury or damage whatsoever caused to any person, or to the property of any person, including that of Landlord or any Tenant Party, occurring during the Term or the Pre-Open Possession Period as a result of Tenant’s use or operation of the Premises and Hotel, including any claim by a third person in connection with damage to the Premises or Hotel or any of Tenant Party’s property located therein or property of any person located therein, (b) arising from any accident, injury or damage occurring outside of the Premises, where such accident, injury or damage results from a wrongful act, omission or negligence on the part of Tenant or any Tenant Party, (c) arising from any and all claims by any Tenant Party’s employees, including, without limitation, wrongful termination and/or other claims resulting from the termination of any Tenant Party’s employees, (d) arising due to the failure of any Tenant Party to obtain or maintain any necessary Approvals during the Term or Additional Term, (e) arising due to any breach or violation of this Lease by Tenant, including, without limitation, any holdover at the Premises or the presence of any Hazardous Materials on or about the Premises as a result of the acts or omissions of any Tenant Party, or (f) arising as a result of Landlord or any of its respective agents, contractors or employees taking any direction from any Tenant Party.  The parties further agree that Tenant shall not be liable to Landlord for, and has no obligation to indemnify and save and hold harmless Landlord from and against, any and all claims related to the design and construction of the Hotel, whether such claim is caused or occasioned prior to or after the Effective Date of this Lease.  In furtherance of the responsibilities set forth herein, the parties agree that Tenant shall obtain and pay for all insurance as set forth in Article VII hereof, and have Landlord named as an additional insured or loss payee, as applicable, under all such policies.

6.2 Tenant’s Own Risk.  Except as provided in Sections 6.3 and 6.4 of this Lease, Tenant agrees to use and occupy the Premises and Hotel as it is herein given the right to use, at its own risk, and Landlord shall have no responsibility or liability for any loss of or damage to fixtures or other property of Tenant or any property leased to Tenant (including property leased hereunder) or for use and operations relating to the Premises and Hotel.

6.3 Liability of Landlord.  Landlord shall not be responsible or liable to Tenant, or to  those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions, negligent or otherwise, of third persons or for any loss or damage resulting to Tenant or Tenant’s agents, employees, or invitees, or those claiming by, through or under Tenant, except for acts caused by the intentional or grossly negligent acts or omissions of Landlord or Landlord agents, contractors, licensees or employees.

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6.4 Indemnification by Landlord.   Except to the extent directly arising from the gross negligence or intentional misconduct of Tenant or any of its agents, contractors or employees, Landlord hereby agrees to defend (with counsel reasonably acceptable to Tenant), indemnify and save and hold harmless Tenant from and against all claims of whatever nature (a) arising from any accident, injury or damage occurring outside of the Premises, where such accident, injury or damage results from a wrongful act, omission or negligence on the part of Landlord or Landlord’s agents or employees, or (b) arising from any and all claims by Landlord’s contractors, licensees, agents, servants or employees, including such claims arising due to the failure of Landlord to obtain or maintain any necessary permits, licenses or other required approvals.  Landlord further covenants and agrees to defend, indemnify and save and hold harmless Tenant: (i) from any and all claims in connection with or arising out of the design and construction of the Hotel subject to the limitations set forth in, and only in accordance with the provisions of, Section 13.2 of this Lease; and (ii) any obligations assumed by Landlord and accruing after the termination of this Lease

6.5 Survival.  All indemnities set forth herein shall survive expiration or earlier termination of this Lease.

ARTICLE VII
INSURANCE

7.1 Tenant Insurance.  Tenant shall obtain, maintain in force and pay for during the Term of this Lease a policy or policies of insurance covering loss or damage to the Premises and Hotel by fire and other such risks as are customarily covered by extended coverage endorsements, in an amount not less than one hundred percent (100%) of the replacement cost of Premises.  Such policy or policies of insurance shall name Landlord as an additional insured as its respective interests may appear and shall contain an agreed amount endorsement waiving any co-insurance requirements.  Upon exercise of Tenant’s Option to Purchase Premises contained in Section 5.13.1 of this Lease, Tenant shall be named as a loss payee of such policy or policies of insurance.  Such policy or policies of insurance shall be issued by insurance companies satisfactory to both Landlord and Tenant and having an A.M. Best Rating of A or better.

Tenant shall obtain, maintain, or cause to be maintained, and pay for at all times during the Term the following insurance coverages with insurance companies possessing a minimum A.M. Best Rating of A-XII and in form and at sufficient levels to adequately protect Landlord and Tenant’s interest in the Premises and Hotel.

(a)           Commercial general liability insurance, covering bodily injury (including personal injury) and property damage, however occasioned in or about the Hotel or Premises and to the extent caused by Tenant or Tenant’s employees, agents or independent contractors, in an amount not less than $5,000,000 per occurrence. The insurance shall include contractual liability coverage. Such limit may be satisfied through any combination of primary and umbrella liability policies, provided that if umbrella liability coverage is obtained, said umbrella limits should also be excess over any auto liability policy;

(b)           Property, Casualty and Business Interruption (“BI”) Insurance on an all-risk or special risk form covering all of the furniture, fixtures, equipment and any other personal property owned or used in Tenant’s operation of the Hotel and found in, on or about the Hotel and Premises, and any leasehold improvements to the Hotel, in an amount not less than the full replacement cost.  Tenant shall have all right, title and interest in and to the proceeds of any BI payments or reimbursements. All property insurance policy proceeds shall be used for the repair or replacement of the property damaged or destroyed;

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(c)           Business income insurance (i) with loss payable to Tenant; (ii) covering all risks covered by the insurance provided for in subsection (a) above; and (iii) in such amounts and for such terms of loss as Tenant shall determine in its discretion;

(d)           Workers’ compensation, subject to the statutory limits of the State of Indiana, and employer’s liability insurance relating to Tenant’s employees in respect of any work or operations on or about the Hotel or Premises; and

(e)           If Tenant operates owned, hired or non-owned vehicles as a normal part of its operations and activities at the Hotel or Premises, automobile liability insurance covering bodily injury and property damage with a combined single limit of not less than $1,000,000.

 7.2 Insurers.  All insurance provided for in this Lease shall be obtained under valid and enforceable policies (collectively, the “policies” or in the singular, the “policy”), and shall be issued by financially sound and responsible insurance companies, authorized to do business in the State of Indiana and reasonably acceptable to both Landlord and Tenant.  All policies maintained by Tenant hereunder (except Workers’ Compensation insurance) shall name Landlord and Landlord’s mortagagee, Rising Sun Regional Foundation, Inc. as “Additional Insureds”.  All policies maintained by Tenant shall provide thirty (30) days prior written notice to the Additional Insureds of any termination, cancellation or material change to such policies.  All policies maintained by Tenant shall be written as primary policies, not contributing with or supplemental to the coverage maintained for any of the Additional Insureds.  Prior to the commencement of the Term hereunder, and from time to time during the Term hereof promptly on the request of Landlord, Tenant shall furnish to Landlord certificates of insurance, naming Landlord as certificate holder, and otherwise evidencing continuously current compliance with the provisions of this Lease.   Not less than ten (10) days prior to the expiration dates of the policies evidenced by such certificates of insurance, revised certificates evidencing renewal policies shall be delivered by Tenant to Landlord.

7.3 Blanket Coverage.  Any blanket insurance policy shall specifically allocate to the Premises and Hotel the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate policy insuring only the Premises and Hotel in compliance with these provisions.  The terms, provisions, limits, types of coverage and issuer of any such blanket insurance policy shall be subject to the approval of Landlord, which approval Landlord shall not unreasonably withhold.

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7.4 Clauses.  All policies provided shall contain clauses or endorsements to the effect that:

(a)           no act or negligence of the insured, or anyone acting for the insured, or any tenant or other occupant, or failure to comply with the provisions of any policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as any party named as additional insured is concerned;

(b)           the policies shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days’ prior written notice to each party named therein as an insured or additional insured;

(c)           any party named therein as an additional insured shall not be liable for any insurance premiums thereon or subject to any assessments thereunder; and

(d)           the policies shall not contain an exclusion for acts of terrorism or similar acts of sabotage if such exclusion may be deleted at commercially-reasonable cost.

If at any time Landlord is not in receipt of written evidence that all insurance required hereunder to be maintained by Tenant is in full force and effect, Landlord shall have the right, after reasonable prior notice to Tenant, to take such action as Landlord deems necessary to protect its interests, including, without limitation, obtaining such insurance coverage as Landlord in its reasonable discretion deems appropriate.  All premiums incurred by Landlord in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Tenant as additional Rent within ten (10) days upon demand by Landlord.

7.5 Payment of Premiums.  Tenant shall pay all premiums for each policy of insurance required herein to be maintained when due and shall forward a certificate of insurance evidencing the aforesaid coverage together with all appropriate endorsements and riders to Landlord, showing the such party as an additional insured therein, as applicable.  Should Landlord pay directly for any insurance premiums as agreed upon and consistent with the terms of this Lease, Landlord shall submit such invoice and proof of payment to Tenant, and Tenant shall reimburse Landlord the cost of such premiums within ten (10) days of receipt of such invoice.

7.6 Hazardous Activities.  Tenant shall not use or occupy or permit the Premises or Hotel to be occupied or used in a manner which will materially increase the rates of any insurance for Premises or Hotel or that will make void or voidable any insurance then in force with respect to Premises or Hotel, or which will make it impossible to obtain fire or other insurance with respect to the Premises or Hotel.  If Tenant shall fail to comply with the provisions of this Section 7.6, Tenant shall reimburse Landlord for any increases in insurance premium charged to Landlord as a result of Tenant’s non-compliance with this Section 7.6 as additional Rent.

7.7 No Prohibited Activity.  Tenant agrees that it will not keep, use, sell or offer for sale in or upon the Premises any article or permit any activity which may be prohibited by any standard form of insurance policy.

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7.8 Waiver of Subrogation.  Landlord and Tenant each waive any and all rights to recover against the other, or against any of the related parties or patrons or the other, for any loss of damage to such waiving party arising from any cause covered by any property insurance required to be carried by Tenant pursuant to this Article VII or any property insurance actually carried by Landlord, to the extent of the limits of such policy.  Landlord and Tenant, from time to time, shall cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all property insurance policies carried in connection with the Premises, the Hotel and any contents contained therein.

7.9 Adequacy of Coverage.  The Additional Insureds, and their respective employees, representatives and agents make no representation or warranty that the limits of liability specified to be carried by Tenant pursuant to this Article VII are adequate to protect Tenant.  If Tenant believes that any of such insurance coverage is inadequate, Tenant shall obtain such additional insurance coverage as Tenant deems adequate, at Tenant’s sole cost and expense.

7.10 No Co-Insurer.  The parties do not intend for the Landlord to be a co-insurer of the Tenant, and to that end, if the Tenant’s insurance proceeds are not adequate to cover Tenant’s loss, Tenant, and not Landlord or Landlord’s insurance, will bear the difference between the proceeds obtained and any legal or contractual obligation for the actual amount of the loss.  Further, the parties do not intend for the Tenant to be a co-insurer of the Landlord, and to that end, if the Landlord’s insurance proceeds are not adequate to cover Landlord’s loss, Landlord, and not Tenant or Tenant’s insurance, will bear the difference between the proceeds obtained and any legal or contractual obligation for the actual amount of the loss.

ARTICLE VIII
DELIVERY OF PREMISES AND COMPLIANCE WITH APPLICABLE LAWS

8.1 Delivery of Premises.  Landlord and Tenant agree that upon Open Date Landlord shall deliver the Premises under this Lease in a clean, sanitary and safe condition in accordance with the Applicable Laws.

ARTICLE IX
DAMAGE AND CONDEMNATION

9.1 Damage or Destruction. In the event that during the Term of this Lease, and prior to notice of exercise of Tenant’s Option to Purchase Premises or Landlord’s Option to Sell Premises, the Premises or Hotel shall be partially or substantially damaged or destroyed by fire or other casualty or by a Force Majeure Event (as defined herein), Tenant shall, within sixty (60) days after the occurrence of such damage or destruction, elect to either (i) proceed as soon as reasonably practicable to repair such damage and restore the Premise and Hotel to substantially the same condition they were in at the time of such damage, in which case all insurance proceeds shall be paid to Tenant, and any such repair or restoration shall be subject, to zoning laws and building codes then in existence, or (ii) terminate this Lease, in which event the insurance proceeds shall be paid to Landlord’s mortgagee to pay in full Landlord’s indebtedness to such mortgagee, and any balance thereafter remaining shall be paid to Tenant, and Landlord shall convey the Premises and Hotel to Tenant in accordance with Section 5.13.2 hereof (except Tenant shall not be required to pay the Premises Purchase Price).  If and to the extent such insurance proceeds are insufficient to pay in full Landlord’s indebtedness to its mortgagee and other related costs, Tenant shall remain obligated to pay such amount to Landlord or Landlord’s mortgagee upon demand by Landlord.  Upon completion of such conveyance, neither party shall have any continuing or further obligation to the other.

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9.2 Eminent Domain. If the whole or any part of the Hotel or Premises shall be taken by eminent domain, or if a conveyance or other acquisition in lieu of such exercise of eminent domain is made (all of which are referred to herein as “condemnation”) prior to notice of exercise of Tenant’s Option to Purchase Premises or Landlord’s Option to Sell Premises, this Lease shall terminate as to the part condemned as of the date title vests in the condemning authority or it takes possession, whichever first occurs. If any portion of the floor area of the improvements of the Hotel that would materially interfere with Tenant’s continued use and operation of the Hotel, more than thirty percent (30%) of the land area of the Premises that is not occupied by any improvements, or more than twenty-five percent (25%) of the on-Premises parking is taken by condemnation, Tenant may, if it so elects by written notice delivered to Landlord within ten (10) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession), terminate this Lease in its entirety as of the date the condemning authority takes such possession.

If Tenant does not terminate this Lease in its entirety in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises and Hotel remaining.  Subject to the rights of the parties pursuant to Section 5.13.2 and this Section 9.2, any award for the condemnation of all or any part of the Premises or Hotel or any payment made under threat of condemnation shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages, but Tenant shall be entitled to any award for loss of or damage to Tenant’s trade fixtures and removable personal property, and moving expenses.  In the event that this Lease is not terminated by reason of such condemnation, and any damage to the portion of the Premises or Hotel remaining can be repaired, Landlord shall pay over to Tenant all proceeds received by Landlord and Tenant shall, to the extent such proceeds paid over to Tenant are sufficient, repair any damage to the Premises or Hotel caused by such condemnation.  In the event this Lease is not terminated by reason of such condemnation, but the Premises or Hotel cannot be restored to their condition existing prior thereto, all proceeds thereof shall be paid to Landlord’s mortgagee to reduce Landlord’s indebtedness to such mortgagee and the Premises Purchase Price shall be reduced by the amount of such proceeds.

In the event this Lease is terminated as a result of a condemnation, (i) the proceeds shall be applied first to payment to Landlord’s mortgagee to the extent of the outstanding indebtedness of Landlord to such mortgagee, and then any balance of such proceeds remaining thereafter shall be paid to Tenant to reimburse Tenant the portion of all Base Rent payments paid during the Term or any Additional Term of this Lease attributable to the principal amount of Landlord’s Construction Costs, exclusive of any interest earned by Landlord at the rates agreed upon herein and (ii) any portion of the Hotel and Premises remaining shall be conveyed to Tenant as provided in Section 5.13.2 hereof (except Tenant shall not be required to pay any of the Premises Purchase Price).

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9.3 Effect of Exercise of Tenant’s Option to Purchase Premises or Landlord’s Option to Sell Premises.  In the event of damage or destruction or a condemnation occurring after notice of exercise of Tenant’s Option to Purchase or Landlord’s Option to Sell Premises, the terms of Sections 5.13.1 and 5.13.2, respectively shall govern.

ARTICLE X
LANDLORD’S COVENANT OF QUIET ENJOYMENT

10.1 Quiet Enjoyment.  Tenant, on payment of the Rent and observing, keeping and performing all of the terms and provisions of this Lease on its part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises and Hotel during the Initial Term and any Additional Term without hindrance by Landlord or by any persons lawfully claiming under Landlord; provided, however, it is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownership of Landlord’s interest hereunder.

10.2 Conduct of Gaming Operations.  Landlord understands and agrees that Tenant maintains a riverboat owner’s license from the State of Indiana Gaming Commission (“IGC”) in order to operate a casino at Rising Star (“Gaming Operations”), and said license is a privilege, not a statutory right.  As such, Tenant must maintain its suitability to operate its Gaming Operations at Rising Star.  Landlord understands that Tenant shall have exclusive and complete control over Gaming Operations at Rising Star, as well as any other gaming operations owned or managed by Tenant, its parent company or affiliates, and shall have full authority to hire, discharge or discipline any and all of Tenant’s employees, including employees who may have responsibilities for the Premises and Hotel.  Pursuant to 68 Indiana Administrative Code (“IAC”) 1-4-1, upon demand, the IGC may review this Lease, and may subsequently disapprove this Lease should it determine that it does not comply with Indiana Code (“IC”) 4-33, 4-35, IAC Title 68 or otherwise fails to maintain the integrity of the casino gambling industry.

Landlord understands and agrees that Tenant shall be free to conduct the Gaming Operations, including any casino marketing to Hotel guests, security and surveillance measures, any contracts that may provide services to Hotel or any other matters that IGC or other gaming authorities having jurisdiction over Tenant, its parent company or affiliates may have the right to request or direct Tenant on such matter, without interference from or direction by Landlord or any of its representatives or agents.  Neither Landlord nor any agent or representative of Landlord shall exercise, either directly or indirectly, management or control of any kind whatsoever, over the conduct of Tenant’s Gaming Operations or management and operation of the Premises and Hotel subject to this Lease.  Further, Landlord shall not take any action, or attempt to take any action which could reasonably be expected to jeopardize Tenant’s gaming license or good standing with applicable regulatory authorities.

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ARTICLE XI
LIENS

11.1 Liens.  Tenant shall at all times indemnify, save and hold Landlord, the Premises and Hotel and the leasehold created by this Lease free, clear and harmless from any and all claims, liens, demands, charges, encumbrances, litigation and judgments arising directly or indirectly out of any use, occupancy or activity of Tenant or out of any work performed, material furnished or obligations incurred by Tenant in, upon or otherwise in connection with the Premises and Hotel (collectively, “Liens”).  Landlord shall have no obligation to pay for or obtain the discharge or release of any such Liens; but nothing contained herein shall prevent Landlord, at the cost and for the account of Tenant, from obtaining said discharge or release and any discharge or release so obtained by Landlord shall be subject to Tenant’s reimbursement of same as additional Rent payable within fifteen (15) business days following written demand by Landlord. Notwithstanding anything herein to the contrary, Tenant shall have no obligation to indemnify Landlord against any liens arising out of the initial Hotel construction by Landlord or from any improvements or repairs subsequently made by Landlord.  Upon written request to Landlord, Landlord hereby consents to subordinate any leasehold interest in the Lease to Tenant’s primary lenders during the Term or any Additional Term of this Lease.  Upon the Effective Date of this Lease, Tenant’s Primary Lenders are Capital One National Association, 201 St. Charles Avenue, 29th Floor, New Orleans, LA  70170 and ABC Funding, as administrative agent and collateral trustee c/o, Summit Partners Credit Advisors, L.P., 222 Berkeley Street, 18th floor, Boston, MA 02116, and such lenders may change from time to time at Tenant’s sole and exclusive discretion.

ARTICLE XII
EVENTS OF DEFAULT; REMEDIES; TERMINATION RIGHTS

12.1 Event of Default.  The occurrence of any of the following events shall constitute events of default by Tenant under the terms of this Lease, individually, an “Event of Default”, and, collectively, “Events of Default”.

(a)  Tenant shall neglect or fail to perform or observe any of the covenants, terms, provisions or conditions contained in this Lease on its part to be performed or observed, except for payment of Rent or any other monetary charges due hereunder or any of the events described in clauses (c)-(g). below, within sixty (60) days after written notice thereof from Landlord, or such additional time as is reasonably required to correct any such default so long as Tenant commences the correction within such thirty (30) day period and proceeds thereafter with due diligence and in good faith to cure same within no more than sixty (60) days after such written notice from Landlord; in no event shall additional time to cure apply in cases where the Event of Default in question may be cured on a timely basis by the payment of money in the amount due; or

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(b)  Tenant shall neglect or fail to pay Rent, as provided for in Article IV, or any other monetary obligation at any time owing from Tenant to Landlord, whether or not expressed as additional Rent, within twenty (20) days after written notice thereof from Landlord; provided, however, that Landlord need not give more than three (3) such notices in any twelve (12) month period for the payment of Rent and after the giving of such third (3rd) notice, any further failures to pay Rent within five (5) days after due during the remainder of such twelve (12) month period will be an Event of Default without any notice, cure or grace period; or

(c)  the leasehold estate created by this Lease shall be taken on execution or by other process of law; or

(d)  Tenant fails to keep Hotel open for business without the Consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, and such failure continues for more than seven (7) days in any sixty (60) day period, except when due to or caused by failure or lack of utility service, construction or other disruption by repair or maintenance, a Force Majeure Event or any act or omission of Landlord or Landlord’s employees, representatives or agents; or

(e)  there is filed any petition in bankruptcy by Tenant, or Tenant is adjudicated as a bankrupt or insolvent, or there is appointed a receiver or trustee to take possession of Tenant or of all or substantially all of the assets of Tenant, or there is a general assignment by Tenant for the benefit of creditors, or any action is taken by Tenant under any state of federal insolvency or bankruptcy act, or any similar law now or hereafter in effect; or

(f)  there is filed any petition in bankruptcy or for the appointment of a receiver or an action for execution or attachment is filed against Tenant and such petition, action or levy against Tenant is not dismissed within ninety (90) days after the filing thereof ; or

(g)  Tenant shall fail to maintain all necessary Approvals within grace periods provided by applicable law; or

(h)  In the event that any one of the following events occurs at any time during the Term: (i) a Change of Control (as defined below) of Tenant or its parent company, FHR, or (ii) in the event the Indiana Gaming Commission approves the transfer of Tenant’s gaming license to operate Rising Star’s casino, hotel and related amenities, unless in any such case the acquiring party or transferee in any such Change of Control or transfer of Tenant’s gaming license acknowledges and agrees in writing to Tenant’s assignment of this Lease.

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12.2 Remedies.  Upon the occurrence of any Event of Default, Landlord may: (i) immediately, or at any time thereafter, without further demand or notice, terminate this Lease and Tenant’s right of possession under this Lease without any further liability of Landlord hereunder in accordance with Applicable Law, at which time all Rent and other sums payable by Tenant to Landlord hereunder shall immediately become due and payable up to the time of termination, and Tenant shall remain liable to Landlord for the continued payment of all Rent subject to the further provisions of this Section; (ii) re-let the Premises and Hotel, either in Landlord’s name or otherwise, for a term or terms which may, at Landlord’s option, be less than or exceed the remaining Term; (iii) recover its reasonable and necessary attorneys’ fees, other litigation expenses and all other costs and expenses incurred in enforcing this Lease and/or Landlord’s rights and/or remedies hereunder; and (iv) exercise any and all other remedies available to Landlord at law or in equity under the laws of the State of Indiana, including, without limitation, damages resulting from such Event of Default, provided that such damages expressly exclude any consequential damages and the parties hereby agreed that any claim of damages is limited to Landlord’s  costs of retaking and re-leasing the Premises and any documented expenses to maintain the Premises prior to re-leasing the Premises.  In the event Landlord re-lets the Premises and Hotel, the proceeds of such re-letting in excess of Landlord’s costs of retaking, re-letting and maintaining the Premises and Hotel shall be applied, as and when received by Landlord, to reduce Tenant’s continuing liability hereunder to Landlord.  All of Landlord’s remedies provided herein or at law or in equity are cumulative with and non-exclusive of each other.

12.3 Waiver.  It is covenanted and agreed that no waiver at any time of any of the provisions hereof shall be construed as a waiver at any subsequent time of the same provisions.  The consent or approval of Landlord of any action by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar act by Tenant.

12.4 Default of Landlord.  Landlord shall be in default under this Lease in the event Landlord fails to perform any of the covenants, terms, provisions or conditions contained in this Lease on its part to be performed within thirty (30) days after written notice thereof from Tenant, or such additional time as is reasonably required to correct any such default, but in no event more than an additional thirty (30) days.  In the event of a default of Landlord, Tenant may exercise any and all remedies available to Tenant at law or in equity under the laws of the State of Indiana.

12.5 Remedies Cumulative.  The various rights, options, elections and remedies of the parties hereunder shall be cumulative and no one of them shall be construed as exclusive of any other, or of any right, priority or remedy allowed or provided for by law and not expressly waived in this Lease.

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ARTICLE XIII
REPRESENTATIONS AND WARRANTIES

13.1 Representations and Warranties of Landlord.  Landlord hereby makes the following representations and warranties to Tenant as of the Effective Date of this Lease:

(a)  Landlord has the full right, power and lawful authority to enter into and to carry out the terms and provisions of the Lease and consummate the transactions contemplated by this Lease, including, without limitation, and at all times during the Term or, no Approval of any Governmental Authority or any other third person is required in connection therewith; and this Lease constitutes the legal, valid and binding Lease of Landlord, enforceable in accordance with its terms, except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies;

(b)  neither the execution and delivery of this Lease, nor the consummation of the transactions contemplated hereby, will conflict with or result in a violation or breach of term or provision of, or constitute a default under (i) any order, judgment, writ, injunction, decree, license, permit, statute, rule or regulation of any court, governmental, regulatory or public body; or (ii) any license, franchise, permit, indenture, mortgage, deed of trust, lease, contract, instrument, commitment or other lease or arrangement to which Landlord is a party or by which Landlord, is bound;

(c)  to the best of Landlord’s knowledge, as of the Open Date, in all material respects: (i) the Premises has the necessary utilities, including electricity, water, sewerage, gas, cable and telecommunications available at the Hotel sufficient in nature and scope for Tenant’s operation of Hotel, and (ii) the Premises otherwise is in compliance with Applicable Laws; and

(d)  no representation or warranty by Landlord contained in this Lease contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statement and facts contained herein not misleading.

13.2 Warranties and Construction Defects.  Tenant accepts Premises and Hotel in “as is” condition, without representation of any kind, including warranty of fitness for a particular purpose.  Notwithstanding the foregoing, Landlord affirmatively represents that to the best of its knowledge the Hotel has been constructed in a good and workman-like manner, in conformance with industry standards, and in compliance with all Applicable Laws.  Further, Landlord shall have an affirmative obligation to use commercially reasonable efforts to enforce any existing warranties provided by its general contractor, sub-contractors or architects provided for during the construction of Hotel and any such warranties will be assigned to Tenant upon Tenant’s purchase of the Premises.  Further, Landlord shall have an affirmative obligation to use commercially reasonable efforts to exercise any rights Landlord has under any insurance policy held by its general contractor, sub-contractors or architects on which Landlord is listed as an additional insured and pursuant to which Landlord can assert a claim with respect to the design and/or construction of the Premises.  Within ten (10) business days of identifying a suspected construction defect, Tenant shall provide written notice to Landlord of any suspected construction defects.  Upon written notice, Landlord shall work cooperatively with Tenant to inspect, investigate and respond within commercially reasonable timeframes as to whether the suspected defect is covered by any existing warranty.  Notwithstanding any other provision of this Lease, Landlord’s indemnification and other obligations with respect to the design and/or construction of the Premises shall be limited to any warranty and/or insurance proceeds recovered or obtained by Landlord, and Landlord shall have no other duties or obligations to Tenant with respect to design and/or construction of the Premises.

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13.3 Representations and Warranties of Tenant.  Tenant hereby makes the following representations and warranties to Landlord as of the Effective Date.

 (a)  Tenant has the full right, power and lawful authority to enter into and to carry out the terms and provisions of the Lease and consummate the transactions contemplated by this Lease, including, without limitation, and at all times during the Initial Term or Additional Term, no Approval of any Governmental Authority or any other third person is required in connection therewith; and this Lease constitutes the legal, valid and binding Lease of Tenant, enforceable in accordance with its terms, except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies;

(b)  neither the execution and delivery of this Lease, nor the consummation of the transactions contemplated hereby, will conflict with or result in a violation or breach of term or provision of, or constitute a default under (i) any order, judgment, writ, injunction, decree, license, permit, statute, rule or regulation of any court, governmental, regulatory or public body; or (ii) any license, franchise, permit, indenture, mortgage, deed of trust, lease, contract, instrument, commitment or other lease or arrangement to which Tenant is a party or by which Tenant, is bound; and

(d)  no representation or warranty by Tenant contained in this Lease contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statement and facts contained herein not misleading.

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ARTLCLE XIV
ESTOPPEL CERTIFICATES

14.1 Estoppel Certificates.  Tenant shall at any time and from time to time, within ten (10) business days of written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing (a) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect, and the date to which the rental and other charges are paid in advance or delinquent, if any, (b) certifying the commencement and termination date of the Lease, (c) certifying that there has been no assignment or other transfer by Tenant of this Lease, or any interest therein, and (d) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder and that Tenant has no right of offset, counterclaim or deduction against Rent, or specifying such default if any are claimed together with the amount of any offset, counterclaim or deduction alleged by Tenant.  Any such statements may be relied upon by Landlord.  Tenant’s failure to deliver such statement within such time shall be conclusive and binding upon Tenant that: (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) the status of Rent payments is as certified by Landlord, (iii) there are no uncured defaults in Landlord’s performance, and (iv) Tenant has no right of offset, counterclaim or deduction against rental.

ARTICLE XV
ASSIGNMENT OR SUBLETTING

15.1 Assignment.  Tenant shall not assign, sublease, mortgage, pledge, hypothecate or encumber this Lease nor the leasehold estate hereby created or any interest herein, the Premises, Hotel or any portions thereof, without Landlord’s prior written consent, which consent shall not unreasonably withheld; provided, however, any such assignee must have all Approvals necessary for such assignee’s performance of its respective obligations hereunder. Notwithstanding the foregoing, Landlord expressly consents to the assignment of this Lease in the event that any one of the following events occurs during the Term or any Additional Term: (i) a Change of Control (as defined below) of Tenant or its parent company, FHR, in which case such assignment may only be to the party acquiring control in such Change of Control transaction; or (ii) in the event Tenant or FHR enters into a license or other contractual agreement for a third party to manage or brand (“flag”) its existing hotel at Rising Star, in which case such assignment may only be to such third party which has contracted to manage or brand Tenant’s existing hotel at Rising Star; or (iii) the Indiana Gaming Commission approves the transfer of Tenant’s gaming license to operate Rising Star’s casino, hotel and related amenities, in which case such assignment may only be such transferee of Tenant’s gaming license.

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For purposes of this Lease, “Change of Control” shall mean: (1) The acquisition of FHR or Tenant by any person, entity, “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”), including for purposes of this Lease: (a) acquisition of Tenant by any FHR subsidiary or affiliate; and  (b) any employee benefit plan of FHR or its subsidiaries, including Tenant which acquires beneficial ownership, within the meaning of Rule 13d-3 promulgated under the Exchange Act, of fifty percent (50%) or more of either the then outstanding shares of common stock or the combined voting power of FHR then outstanding voting securities; or (2) individuals who, as of the Effective Date of this Lease, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date of this Lease whose election or nomination for election by the FHR’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board other than an election or nomination of an individual whose initial assumption of officers is in connection with an actual or threatened election contest relating to the election of directors of FHR, as such terms are used in Rule 14 a-11 of Regulation 14A promulgated under the Exchange Act will be, for purposes of this Lease, considered as though such person were a member of the Incumbent Board; or (3) approval by the stockholders of FHR of (a) a reorganization, merger, consolidation or acquisition (collectively, “Business Combination”) with respect to which: (i) those persons who were stockholders of FHR immediately prior to such Business Combination do not, immediately thereafter, beneficially own more than 50% of the combined business’ then outstanding voting power of the then outstanding voting securities of the combined business’ ownership immediately prior to such Business Combination and (ii) at least a majority of the Incumbent Board comprises a majority of the new Board of the combined business; or (b) a liquidation or dissolution of FHR or Tenant; or (c) the sale of all or substantially all of the assets of FHR or Tenant.

The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver of any provision of this Lease or consent to the assignment of Tenant’s interest in this Lease.  Absent a written agreement to the contrary which is executed by Landlord, or as otherwise expressly permitted in this Section, no assignment, mortgage, pledge, hypothecation or encumbrance of this Lease by Tenant shall act as or effect a release of Tenant from any of the agreements, obligations and covenants of this Lease to be performed by Tenant hereunder.

15.2 No Merger.  The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation hereof, or the termination of this Lease by Landlord pursuant to any provision contained herein, shall not work a merger, but at the option of Landlord, shall either terminate any or all existing permitted subleases or sub-tenancies, or operate as an assignment to Landlord of any and all such permitted subleases or sub-tenancies.

15.3 No Passage by Law.  Except as expressly provided in Section 15.1, it is understood and agreed that neither this Lease nor any interest herein or hereunder, nor any estate hereby created in favor of Tenant, shall pass by operation of law under any state or federal inheritance act, or any similar Applicable Law now or hereafter in effect, to any trustee, receiver, assignee for the benefit of, heir, legatee, devisee, or any other person whomsoever without the express prior written consent of Landlord, which shall not be unreasonably withheld..

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ARTICLE XVI
RIGHTS OF ACCESS

16.1 Right of Entry.  Subject to Applicable Laws, Landlord and its authorized agents and representatives shall be entitled to enter the Premises, Hotel and any portions thereof at any reasonable time for the purpose of (a) observing, posting or keeping posted thereon notices provided for hereunder, and such other notices as Landlord may deem necessary or appropriate for protection of Landlord, its interest or the Premises and Hotel, (b) inspecting the Premises, Hotel or any portions thereof, and (c) inspecting the Premises or Hotel relative to concerns over use, storage or disposal of Hazardous Materials.  Except in emergency situations, Landlord shall give Tenant at least twenty-four (24) hours prior notice of entry.  Landlord shall have the right to use any means which Landlord may deem proper to access Premises and Hotel in an emergency.  Entry into the Premises and/or Hotel obtained by Landlord by any such means shall not be deemed to be forcible or unlawful entry into, or a detainer of, the Premises and/or Hotel, or an eviction of Tenant from the Premises, Hotel or any portion thereof.  Nothing contained herein shall impose or be deemed to impose any duty on the part of Landlord to do any work or repair, maintenance, reconstruction or restoration, which under any provision of this Lease is required to be done by Tenant, and the performance thereof by Landlord shall not constitute a waiver of Tenant’s default in Tenant’s failure to do the same.

ARTICLE XVII
SUBORDINATION

17.1 Subordination by Tenant.  Subject to the following and without limiting the second paragraph of this Section 17.1, Tenant agrees that this Lease and its rights hereunder are subject and subordinate to the lien of any mortgage, deed of trust or other encumbrance, together with any renewals, extensions or replacements thereof, now or hereafter placed, charged or enforced against the Premises and Hotel, or any portion thereof, now or hereafter placed, charged or enforced against the Premises and Hotel, or any portion thereof, and Tenant agrees to execute and deliver at any time, and from time to time, upon ten (10) business days written demand by Landlord, such documents as may be reasonably requested to evidence and confirm such subordination; provided, however, that with respect to any existing mortgage or other  encumbrance, no later than the date Tenant executes and delivers this Lease and, with respect to any future mortgage or other encumbrance, on or before the effective date thereof, Landlord shall obtain from its mortgagee or lienholder, as the case may be, a written agreement with Tenant in form and substance reasonably acceptable to Tenant providing as set forth below in this Section.  The agreement shall be binding on the parties’ respective legal representatives, successors and assigns and shall provide that so long as Tenant shall pay and perform its all of its obligations under this Lease and so long as this Lease shall be in full force and effect (a) Tenant shall not be joined as a defendant in any proceeding which may be instituted to foreclose or enforce the mortgage or other encumbrance; (b) Tenant’s possession and use of the Premises and Hotel in accordance with the provisions of this Lease shall not be affected or disturbed by reason of the subordination to or any modification of or default under the mortgage or other encumbrance; (c) the mortgagee or lienholder will make available to the party entitled thereto the insurance proceeds payable in accordance with Article VII of this Lease and the condemnation proceeds payable under Article IX of this Lease; (d) the mortgagee or lienholder will recognize and allow (i) Tenant to exercise its option to extend the Lease for the Additional Term and (ii) Tenant’s Option to Purchase Premises, all on the terms provided in this Lease, and, without limiting the foregoing, the mortgagee or other lienholder shall, in connection with exercise of Tenant’s Option to Purchase Premises and at Tenant’s election, accept a prepayment of the indebtedness secured by the mortgage or other lien or allow Tenant to assume Landlord’s obligations thereunder;  (e) Landlord and such mortgagee or lienholder shall not increase the amount of the indebtedness secured by the mortgage or lien without Tenant’s prior written consent, and (f) such mortgagee or other lienholder shall provide Tenant with notice of and an opportunity to cure (which Tenant may or may not elect to perform, in Tenant’s sole and unfettered discretion) any default by Landlord under the mortgage or other lien, and Landlord shall agree that, in connection therewith, the costs of any cure paid by Tenant shall be offset against the Rent due and payable under this Lease.   If the mortgagee or other lienholder or any successor in interest shall succeed to the rights of Landlord under this Lease, whether through possession, surrender, assignment, subletting, judicial or foreclosure action, or delivery of a deed or otherwise, Tenant will attorn to and recognize such successor-landlord as Tenant’s landlord and the successor-landlord will accept such attornment and recognize Tenant’s rights of possession and use of the Premises and Tenant’s option to extend the Lease for the Additional Term and Tenant’s Option to Purchase Premises, all in accordance with the provisions of this Lease.  This clause shall be self-operative and no further instrument of attornment or recognition shall be required.

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Notwithstanding anything herein to the contrary, Landlord represents and warrants that the only mortgage or other lien outstanding as of the date hereof are the Security Documents dated November 1, 2012, in favor of Rising Sun Regional Foundation, Inc., and that such Security Documents have not been amended, and Landlord covenants and agrees that it shall not utilize any additional funds that would otherwise cause such mortgage with Rising Sun Regional Foundation, Inc. to exceed Actual Costs of the Hotel,   grant any further mortgage lien against, or otherwise encumber, the Premises or Hotel or any interest therein without Tenant’s prior written consent.

17.2 Deemed Prior Lien.  In the event that the mortgagee or beneficiary of any such mortgage, deed of trust, or other encumbrance elects to have this Lease deemed a prior lien to its mortgage, deed of trust, or other encumbrance, then and in such event, upon such mortgagee’s or beneficiary’s giving written notice to Tenant to that effect, this Lease shall be deemed a prior lien to such mortgage, deed of trust, or other encumbrance, whether this Lease is dated prior to or subsequent to the date or recordation of such mortgage, deed or trust, or other encumbrance.

ARTICLE XVIII
MISCELLANEOUS PROVISIONS

18.1 Governing Law; Consent to Jurisdiction.  This Lease shall be construed and interpreted in accordance with and shall be governed and enforced in all respects according to the laws of the State of Indiana, without giving effect to conflicts of laws principles.  Tenant and Landlord each agree to the exclusive jurisdiction of any state or federal court within the County of Ohio, State of Indiana, with respect to any claim or cause of action arising under or relating to this Lease, and waive personal service of any and all process upon it and consent that all services of process be made by registered mail, directed to it at its address as set forth in Section 18.12 and service so made shall be deemed to be completed when received.  Tenant and Landlord each waive any objection based on forum non conveniens and waive any objection to venue of any action instituted hereunder.  Nothing in this Section 18.1 shall affect the right of Tenant or Landlord to serve legal process in any other manner permitted by Applicable Laws.

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18.2 Headings.  The paragraph headings and the index to this Lease are for convenience and reference only and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction of meaning of the provisions of this Lease.

18.3 Construction.  If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

18.4 Binding.  Except as herein otherwise expressly provided, the terms hereof shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successor and assigns of Landlord and Tenant, subject to restrictions on assignment of this Lease as provided herein.

18.5 Attorney’s Fees.  The Parties acknowledge that certain pre-determined and mutually agreed upon legal and professional fees and expenses, as outlined in the Soft Cost Budget of Exhibit D, are inclusive in the Project GMP.  The Parties further agree that, except as otherwise expressly provided in Section 5.13.2, each party hereto shall bear its own legal and professional fees and expenses incurred by such party in connection with, relating to or arising out of the execution, delivery and performance of this Lease and the consummation of the transactions contemplated herein if such legal and professional fees and expenses are contrary to, or in addition to, the legal and professional fees and expenses agreed upon and reflected in the Soft Cost Budget of Exhibit D.  Nothing contained herein shall be interpreted to cause the Project GMP to exceed eight million two hundred eighteen thousand nine hundred forty-eight dollars and forty-six cents ($8,218,948.46).

18.6 Entire Agreement; Amendments.  This Lease contains the entire agreement and understanding of the parties with respect to the subject matter hereof and cannot be changed or terminated orally.

18.7 Interpretation.  Plural shall be substituted for the singular form and vice versa in any place or places herein in which the context required such substitution or substitutions.

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18.9 No Partnership.  Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create any relationship between Landlord and Tenant other than the relationship of Landlord and Tenant.

18.10 Time.  Time of the essence of this Lease and all of the terms and conditions thereof.

18.11 Notice.  Any and all notices or demands that either party hereto desires or is required to give to the other party pursuant to this Lease shall be in writing and delivered in person, sent by overnight courier (with confirmation of delivery) or sent by express, certified or priority U.S. mail postage prepaid (return receipt requested), addressed as follows:

If to Landlord:	Rising Sun/Ohio County First c/o Fleming Stage LLC 310 N. Alabama St. Suite 300 Indianapolis, IN 46204 Attn: Kay Fleming

If to Tenant:	Gaming Entertainment (Indiana) LLC c/o Full House Resorts, Inc. 4670 So. Fort Apache Road, Suite 190 Las Vegas, NV 89147 Attn: Chief Executive Officer

with courtesy copy to: Gaming Entertainment (Indiana) LLC
777 Rising Star Drive Rising Sun, IN 47040 Attn: General Manager

or to such other person or place as either party hereto may designate in writing in the manner provided herein for giving notice.  Each such notice, so delivered, couriered or mailed shall be deemed delivered, when personally delivered, as of the first business day after the date so sent by courier, or as of the third business day after the date so sent by mail, as the case may be.

18.12 Counterparts.  This Lease may be executed in counterparts and all of such counterparts, taken together, shall be deemed part of one instrument.

18.13 Waiver of Jury Trial.  TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

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18.14 Transfer of Landlord’s Interest.  Landlord shall be liable under this Lease only while owner of the Premises and Hotel.  If Landlord should sell or otherwise transfer Landlord’s interest in the Premises and Hotel, then such purchaser/transferee shall be responsible for all of the covenants and undertakings thereafter accruing of Landlord.  Tenant agrees that Landlord shall, after such sale or transfer of Landlord’s interest, have no liability to Tenant under this Lease or any modification or amendment thereof, or extensions or renewals thereof, except for such liabilities which have accrued prior to the date of such sale or transfer of Landlord’s interest to such purchaser/transferee.

18.15 Accord and Satisfaction.  No payment by Tenant or receipt by Landlord of a lesser amount than any payment of Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided for in this Lease or available at law or in equity.  Any check purporting to be an accord and satisfaction must be delivered to the address to which notices are to be sent hereunder (with copies to the addresses to which copies of such notices are to be sent) and not to the address for payments.

18.16 Confidentiality.  Subject to the provisions of Section 18.19, Landlord and Tenant agree to keep the terms and conditions of this Lease confidential to the extent possible, provided, however, that Landlord or Tenant may disclose the terms of this Lease (i) as required by law, (ii) as required by any government agency having jurisdiction over this Lease, Landlord or Tenant, including but not limited to the Securities and Exchange Commission and the IGC; (iii) as may be necessary in connection with a dispute between the parties, or (iv) as necessary, to their respective affiliates, investors, lenders, employees, agents, attorneys, advisors or consultants (who shall be instructed to comply with the confidentiality provisions of this Section 18.17).

18.17 Force Majeure.  Landlord and Tenant will be excused for the period of delay in the performance of any of their respective obligations hereunder,  other than payment of Rent or other amounts owed by Tenant, and shall not be considered in default, when prevented from so performing by any, civil commotion, war, fire or other casualty, changes (after the Effective Date of this Lease) in governmental regulations, statutes, ordinances, restrictions or decrees, or through acts of God (collectively “Force Majeure Events”).

18.18 Memorandum of Lease.  Landlord and Tenant agree not to record this Lease, but rather agree to execute a Memorandum of Lease in form and substance mutually agreeable to the parties, which shall be recorded in the public records of Ohio County, Indiana.

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IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as the 15 day of August, 2013.

LANDLORD:
Rising Sun/Ohio County First, Inc., an Indiana nonprofit corporation
/s/ David Hewitt,
By: David Hewitt, President, RSOCF
Date: August 15, 2013

TENANT:
Gaming Entertainment (Indiana) LLC, a Nevada limited liability company
/s/ Andre M. Hilliou,
By: Andre M. Hilliou, President, GEI
Date: August 16, 2013

Exhibit A: Legal Description
Exhibit B:  Construction/architectural plans
Exhibit C: Base Rent Schedule
Exhibit D: Hotel Construction Budget & Soft Cost Budget
Exhibit E: FF & E Inventory

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EXHIBIT A

Legal Description / Certified Survey

LEGAL DESCRIPTION

Being part of Section 2, Township 3 North, Range 1 West of the First Principal Meridian located in the City of Rising Sun, Ohio County, Indiana, described as follows:

Commencing at the Southerly right-of-way line of Sixth Street at the most Northerly corner of Pinkney James Addition to the City of Rising Sun; thence N 36°12'52"E along the Westerly line of said Pinkney James Addition 82.50 feet to the Northerly right-of-way line of said Sixth Street; thence N 53°47'08"E along said right-of-way line 1172.92 feet to the centerline of High Street (S.R. 56); thence along said centerline the following three courses and distances:

N 35°51'08"E, 553.55 feet; thence
N 32°15'46"E, 112.99 feet; thence
N 22°02'46"E, 2.26 feet to a magnetic nail at the Point of Beginning; thence continuing N 22°02'46"E, 53.82 feet to a magnetic nail; thence leaving said centerline S 88°35'00"E along the South line of Aurora Flavors, LLC (# 20051465), 285.87 feet to a re-bar; thence S 89°56'53"E along the South line of City of Rising Sun (D.R. 29, P. 480, then D.R. 29, P. 390), 374.92 feet to a re-bar; thence severing the parent lands the following six courses and distances:

S 44°06'06"E, 163.93 feet to a magnetic nail; thence
S 45°59'48"W along a private road, 366.77 feet to a magnetic nail; thence
S 58°58'41"W along a private road, 18.46 feet to a magnetic nail; thence
N 44°00'12"W, 313.63 feet to a magnetic nail; thence
N 45°59'48"E, 152.94 feet to a magnetic nail; thence
N 89°39'47"W, 407.58 feet to the Point of Beginning.

Containing 3.010 acres from the lands of Gaming Entertainment (Indiana) LLC (# 20110253).

Subject to the right-of-way of High Street (S.R. 56).

Together with an Easement for Ingress and Egress along the private street known as Rising Star Drive.

LEGAL DESCRIPTION – ACCESS EASEMENT

Being part of Section 2, Township 3 North, Range 1 West of the First Principal Meridian located in the City of Rising Sun, Ohio County, Indiana, described as follows:

Commencing at the Southerly right-of-way line of Sixth Street at the most Northerly corner of Pinkney James Addition to the City of Rising Sun; thence N 36°12'52"E along the Westerly line of said Pinkney James Addition 82.50 feet to the Northerly right-of-way line of said Sixth Street; thence N 53°47'08"E along said right-of-way line 671.44 feet to the Point of Beginning; thence continuing N 53°47'08"E, 80.18 feet; thence N 32°21'32"E, 215.71 feet; thence N 42°19'55"E, 90.62 feet; thence N 61°34'33"E, 366.94 feet; thence N 58°58'04"E, 90.49 feet; thence N 45°59'48"E along the Southeasterly line of a 3.010 acre tract, 366.77 feet; thence S 44°06'06"E, 80.00 feet; thence S 45°59'48"W, 376.94 feet; thence S 59°07'40"W, 101.77 feet; thence S 61°34'33"W, 353.92 feet; thence S 42°19'55"W, 70.08 feet; thence S 32°21'32"W, 214.12 feet to the Point of Beginning.

Being an Easement for Ingress and Egress across the lands of Gaming Entertainment (Indiana) LLC (# 20110259) containing 2.064 acres.

OWNER'S CERTIFICATE

This is to certify that the undersigned is the owner of the land shown and described on this plat and as said owner has caused the said above described property to be surveyed and subdivided as shown on the herein drawn plat, as a free and voluntary act and deed.

Signed this ______ day of ____________________, 2012.

______________________ ______________________
Representative of Gaming Entertainment (Indiana) LLC (Name printed)

NOTARY PUBLIC

STATE OF INDIANA)
COUNTY OF OHIO) SS:

Before me, the undersigned, a Notary Public, for said County and State, personally appeared the above named representative of Gaming Entertainment (Indiana) LLC and acknowledged the execution of the foregoing certificate as a voluntary act and deed.

Witness my hand and Notarial Seal this ______ day of

______________ 2012.

______________________ ______________________
Notary Public (Signature) Notary Public (Name printed)

My commission expires ____________________ (Seal)

Resident of ________ County, Indiana

CITY OF RISING SUN PLAN COMMISSION CERTIFICATE

Examined and approved by the Rising Sun Plan Commission, and signed this ______ day of ____________________ 2012.

______________________ ______________________
Enforcement Officer (Signature) (Name printed)

COMMON COUNCIL CERTIFICATE

Approved and accepted this ______ day of ____________________ 2012.

Common Council of the City of Rising Sun

By ______________________ Attest: ______________________
Brendan Roeder, Mayor Rae Lynn Gibson, Clerk-Treasurer

DECLARATION OF SURVEY AND SURVEYOR'S REPORT

To: Gaming Entertainment (Indiana), LLC and The City of Rising Sun

The attached plat and description (File No. 51298601) were prepared April 27, 2012, from a field survey conducted wholly under my direct supervision by employees of Land Consultants. All monuments were set this survey unless otherwise indicated on the accompanying plat and the field notes for this survey are filed in the office of Land Consultants. Bearings are based on a 57.820 acre tract surveyed by David T. Crouch, L.S. on September 26, 1995 and measurements are shown in feet and decimals thereof. The subdivision shown hereon is intended to conform to The City of Rising Sun Zoning ordinance and the variances stated hereon, if any.

In accordance with Indiana Survey Standards as defined in Indiana Administrative Code 865 IAC 1-12 ("Rule 12"), the following observations and opinions are submitted regarding the various uncertainties in the locations of the lines and corners established on this survey as a result of uncertainties in the (1) reference monuments, (2) record descriptions and plats, (3) lines of occupation, and (4) random errors in measurement (Theoretical Uncertainty).

The purpose of this survey is to divide 3.010 acres from a 57.820 acre tract owned by Gaming Entertainment (Indiana) LLC (# 20110253). Said 57.820 acre parent tract was surveyed by David T. Crouch, L.S. on September 26, 1995. Monuments from said survey were recovered and held for an ALTA/ACSM Land Title Survey of the parent property completed by myself on March 24, 2011. Said 57.820 acre survey is the basis for the tract described hereon.

Location of property boundaries with respect to the referenced controlling corners is within the specifications of a Suburban Survey with a theoretical uncertainty of ±0.13 feet as defined in IAC 865.

LAND SURVEYOR'S CERTIFICATE

I hereby certify that I am a Registered Land Surveyor, licensed in compliance with the laws of the State of Indiana; that this plat correctly represents a survey completed by me or under my supervision, and to the best of my knowledge and belief, conforms with the requirements as set forth in Title 865, Article 1, Chapter 12 of the Indiana Administrative Code and complies with all requirements of the City of Rising Sun Zoning and Subdivision Regulations.

Signed this __________ day of ____________________ 2012.

______________________________ (Seal)
Archie A. Crouch
Registered Land Surveyor S-20100073

Client: Gaming Entertainment (Indiana) LLC
Owner: Gaming Entertainment (Indiana) LLC
File No.: 51298601

I affirm, under penalties for perjury, that I have taken reasonable care to redact each Social Security Number in this document, unless required by law.

____
Archie A. Crouch

FLOOD INFORMATION

This tract of land does not lie within that Special Flood Zone A as said tract plots by scale on the National Flood Insurance Rate Map #180407 0001 B, City of Rising Sun, Ohio County, Indiana, dated October 18, 1983.

LAND CONSULTANTS

Date: April 27, 2012
Scale: 1" = [illegible]
Job No.: [illegible]

Revisions

No.	Date

Drawn by: [illegible]
Checked by: [illegible]

Certified Survey of Proposed Land Sale to Rising Sun Ohio County First for Hotel Development located in City of Rising Sun Randolph Township, Ohio County, Indiana

Sheet 2 of 2

Site
RISING SUN
Vicinity Map
(not to scale)
3.010 Acres
2.064 Acres
HIGH STREET
STATE ROUTE 56
R/W
SIXTH STREET
RISING
STAR
DRIVE
(private road)
ACCESS EASEMENT
Legend
NE COR. LOT 7
PINKNEY JAMES
ADDITION
R/W
SIXTH STREET
0
60
120
180
LAND
CONSULTANTS
Certified Survey
of
Proposed Land Sale to Rising Sun
Ohio County First for Hotel Development
City of Rising Sun
Randolph Township, Ohio County, Indiana
1
2

EXHIBIT B

CONSTRUCTION AND ARCHITECTURAL PLANS

The Construction and Architectural Plans shall be included within ten (10) business days of the execution of this HOTEL LEASE/PURCHASE AGREEMENT upon mutual agreement by the parties that the Construction and Architectural Plans are exact duplicates of the Construction and Architectural Plans being utilized for the construction of the Premises.

Rising Sun Hotel Lease			EXHIBIT C BASE RENT SCHEDULE

Compound Period:			Monthly

Nominal Annual Rate:			2.500%

CASH FLOW DATA

	Event	Date	Amount	Number	Period	End Date
1	Loan	11/13/2013	8,289,148.48	1
2	Payment	1/1/2014	83,238.00	22	Monthly	10/1/2015
3	Rate Change	10/1/2015	Rate: 3.500%	Compounding:	Monthly
4	Payment	11/1/2015	83,238.00	24	Monthly	10/1/2017
5	Rate Change	10/1/2017	Rate: 4.500%	Compounding:	Monthly
6	Payment	11/1/2017	83,238.00	72	Monthly	10/1/2023

AMORTIZATION SCHEDULE - Normal Amortization

	Date	Payment	Interest	Principal	Balance
Loan	11/13/2013				8,289,148.48
2013 Totals		0.00	0.00	0.00

1	1/1/2014	83,238.00	27,509.85	55,728.15	8,233,420.33
2	2/1/2014	83,238.00	17,152.96	66,085.04	8,167,335.29
3	3/1/2014	83,238.00	17,015.28	66,222.72	8,101,112.57
4	4/1/2014	83,238.00	16,877.32	66,360.68	8,034,751.89
5	5/1/2014	83,238.00	16,739.07	66,498.93	7,968,252.96
6	6/1/2014	83,238.00	16,600.53	66,637.47	7,901,615.49
7	7/1/2014	83,238.00	16,461.70	66,776.30	7,834,839.19
8	8/1/2014	83,238.00	16,322.58	66,915.42	7,767,923.77
9	9/1/2014	83,238.00	16,183.17	67,054.83	7,700,868.94
10	10/1/2014	83,238.00	16,043.48	67,194.52	7,633,674.42
11	11/1/2014	83,238.00	15,903.49	67,334.51	7,566,339.91
12	12/1/2014	83,238.00	15,763.21	67,474.79	7,498,865.12
2014 Totals		998,856.00	208,572.64	790,283.36

13	1/1/2015	83,238.00	15,622.64	67,615.36	7,431,249.76
14	2/1/2015	83,238.00	15,481.77	67,756.23	7,363,493.53
15	3/1/2015	83,238.00	15,340.61	67,897.39	7,295,596.14
16	4/1/2015	83,238.00	15,199.16	68,038.84	7,227,557.30
17	5/1/2015	83,238.00	15,057.41	68,180.59	7,159,376.71
18	6/1/2015	83,238.00	14,915.37	68,322.63	7,091,054.08
19	7/1/2015	83,238.00	14,773.03	68,464.97	7,022,589.11
20	8/1/2015	83,238.00	14,630.39	68,607.61	6,953,981.50
21	9/1/2015	83,238.00	14,487.46	68,750.54	6,885,230.96
22	10/1/2015	83,238.00	14,344.23	68,893.77	6,816,337.19
Rate	10/1/2015		0.00	0.00	6,816,337.19

	10/1/2015	Rate:	3.50%	Compounding:	Monthly
23	11/1/2015	83,238.00	19,880.98	63,357.02	6,752,980.17
24	12/1/2015	83,238.00	19,696.19	63,541.81	6,689,438.36
2015 Totals		998,856.00	189,429.24	809,426.76

25	1/1/2016	83,238.00	19,510.86	63,727.14	6,625,711.22
26	2/1/2016	83,238.00	19,324.99	63,913.01	6,561,798.21
27	3/1/2016	83,238.00	19,138.58	64,099.42	6,497,698.79
28	4/1/2016	83,238.00	18,951.62	64,286.38	6,433,412.41
29	5/1/2016	83,238.00	18,764.12	64,473.88	6,368,938.53
30	6/1/2016	83,238.00	18,576.07	64,661.93	6,304,276.60
31	7/1/2016	83,238.00	18,387.47	64,850.53	6,239,426.07
32	8/1/2016	83,238.00	18,198.33	65,039.67	6,174,386.40
33	9/1/2016	83,238.00	18,008.63	65,229.37	6,109,157.03
34	10/1/2016	83,238.00	17,818.37	65,419.63	6,043,737.40
35	11/1/2016	83,238.00	17,627.57	65,610.43	5,978,126.97
36	12/1/2016	83,238.00	17,436.20	65,801.80	5,912,325.17
2016 Totals		998,856.00	221,742.81	777,113.19

37	1/1/2017	83,238.00	17,244.28	65,993.72	5,846,331.45
38	2/1/2017	83,238.00	17,051.80	66,186.20	5,780,145.25
39	3/1/2017	83,238.00	16,858.76	66,379.24	5,713,766.01
40	4/1/2017	83,238.00	16,665.15	66,572.85	5,647,193.16
41	5/1/2017	83,238.00	16,470.98	66,767.02	5,580,426.14
42	6/1/2017	83,238.00	16,276.24	66,961.76	5,513,464.38
43	7/1/2017	83,238.00	16,080.94	67,157.06	5,446,307.32
44	8/1/2017	83,238.00	15,885.06	67,352.94	5,378,954.38
45	9/1/2017	83,238.00	15,688.62	67,549.38	5,311,405.00
46	10/1/2017	83,238.00	15,491.60	67,746.40	5,243,658.60
Rate	10/1/2017		0.00	0.00	5,243,658.60
	10/1/2017	Rate:	4.50%	Compounding:	Monthly
47	11/1/2017	83,238.00	19,663.72	63,574.28	5,180,084.32
48	12/1/2017	83,238.00	19,425.32	63,812.68	5,116,271.64
2017 Totals		998,856.00	202,802.47	796,053.53

49	1/1/2018	83,238.00	19,186.02	64,051.98	5,052,219.66
50	2/1/2018	83,238.00	18,945.82	64,292.18	4,987,927.48
51	3/1/2018	83,238.00	18,704.73	64,533.27	4,923,394.21
52	4/1/2018	83,238.00	18,462.73	64,775.27	4,858,618.94
53	5/1/2018	83,238.00	18,219.82	65,018.18	4,793,600.76
54	6/1/2018	83,238.00	17,976.00	65,262.00	4,728,338.76
55	7/1/2018	83,238.00	17,731.27	65,506.73	4,662,832.03
56	8/1/2018	83,238.00	17,485.62	65,752.38	4,597,079.65
57	9/1/2018	83,238.00	17,239.05	65,998.95	4,531,080.70
58	10/1/2018	83,238.00	16,991.55	66,246.45	4,464,834.25
59	11/1/2018	83,238.00	16,743.13	66,494.87	4,398,339.38
60	12/1/2018	83,238.00	16,493.77	66,744.23	4,331,595.15
2018 Totals		998,856.00	214,179.51	784,676.49

61	1/1/2019	83,238.00	16,243.48	66,994.52	4,264,600.63
62	2/1/2019	83,238.00	15,992.25	67,245.75	4,197,354.88
63	3/1/2019	83,238.00	15,740.08	67,497.92	4,129,856.96
64	4/1/2019	83,238.00	15,486.96	67,751.04	4,062,105.92
65	5/1/2019	83,238.00	15,232.90	68,005.10	3,994,100.82
66	6/1/2019	83,238.00	14,977.88	68,260.12	3,925,840.70
67	7/1/2019	83,238.00	14,721.90	68,516.10	3,857,324.60
68	8/1/2019	83,238.00	14,464.97	68,773.03	3,788,551.57
69	9/1/2019	83,238.00	14,207.07	69,030.93	3,719,520.64
70	10/1/2019	83,238.00	13,948.20	69,289.80	3,650,230.84
71	11/1/2019	83,238.00	13,688.37	69,549.63	3,580,681.21
72	12/1/2019	83,238.00	13,427.55	69,810.45	3,510,870.76
2019 Totals		998,856.00	178,131.61	820,724.39

73	1/1/2020	83,238.00	13,165.77	70,072.23	3,440,798.53
74	2/1/2020	83,238.00	12,902.99	70,335.01	3,370,463.52
75	3/1/2020	83,238.00	12,639.24	70,598.76	3,299,864.76
76	4/1/2020	83,238.00	12,374.49	70,863.51	3,229,001.25
77	5/1/2020	83,238.00	12,108.75	71,129.25	3,157,872.00
78	6/1/2020	83,238.00	11,842.02	71,395.98	3,086,476.02
79	7/1/2020	83,238.00	11,574.29	71,663.71	3,014,812.31
80	8/1/2020	83,238.00	11,305.55	71,932.45	2,942,879.86
81	9/1/2020	83,238.00	11,035.80	72,202.20	2,870,677.66
82	10/1/2020	83,238.00	10,765.04	72,472.96	2,798,204.70
83	11/1/2020	83,238.00	10,493.27	72,744.73	2,725,459.97
84	12/1/2020	83,238.00	10,220.47	73,017.53	2,652,442.44
2020 Totals		998,856.00	140,427.68	858,428.32

85	1/1/2021	83,238.00	9,946.66	73,291.34	2,579,151.10
86	2/1/2021	83,238.00	9,671.82	73,566.18	2,505,584.92
87	3/1/2021	83,238.00	9,395.94	73,842.06	2,431,742.86
88	4/1/2021	83,238.00	9,119.04	74,118.96	2,357,623.90
89	5/1/2021	83,238.00	8,841.09	74,396.91	2,283,226.99
90	6/1/2021	83,238.00	8,562.10	74,675.90	2,208,551.09
91	7/1/2021	83,238.00	8,282.07	74,955.93	2,133,595.16
92	8/1/2021	83,238.00	8,000.98	75,237.02	2,058,358.14
93	9/1/2021	83,238.00	7,718.84	75,519.16	1,982,838.98
94	10/1/2021	83,238.00	7,435.65	75,802.35	1,907,036.63
95	11/1/2021	83,238.00	7,151.39	76,086.61	1,830,950.02
96	12/1/2021	83,238.00	6,866.06	76,371.94	1,754,578.08
2021 Totals		998,856.00	100,991.64	897,864.36

97	1/1/2022	83,238.00	6,579.67	76,658.33	1,677,919.75
98	2/1/2022	83,238.00	6,292.20	76,945.80	1,600,973.95
99	3/1/2022	83,238.00	6,003.65	77,234.35	1,523,739.60
100	4/1/2022	83,238.00	5,714.02	77,523.98	1,446,215.62
101	5/1/2022	83,238.00	5,423.31	77,814.69	1,368,400.93
102	6/1/2022	83,238.00	5,131.50	78,106.50	1,290,294.43
103	7/1/2022	83,238.00	4,838.60	78,399.40	1,211,895.03

104	8/1/2022	83,238.00	4,544.61	78,693.39	1,133,201.64
105	9/1/2022	83,238.00	4,249.51	78,988.49	1,054,213.15
106	10/1/2022	83,238.00	3,953.30	79,284.70	974,928.45
107	11/1/2022	83,238.00	3,655.98	79,582.02	895,346.43
108	12/1/2022	83,238.00	3,357.55	79,880.45	815,465.98
2022 Totals		998,856.00	59,743.90	939,112.10

109	1/1/2023	83,238.00	3,058.00	80,180.00	735,285.98
110	2/1/2023	83,238.00	2,757.32	80,480.68	654,805.30
111	3/1/2023	83,238.00	2,455.52	80,782.48	574,022.82
112	4/1/2023	83,238.00	2,152.59	81,085.41	492,937.41
113	5/1/2023	83,238.00	1,848.52	81,389.48	411,547.93
114	6/1/2023	83,238.00	1,543.30	81,694.70	329,853.23
115	7/1/2023	83,238.00	1,236.95	82,001.05	247,852.18
116	8/1/2023	83,238.00	929.45	82,308.55	165,543.63
117	9/1/2023	83,238.00	620.79	82,617.21	82,926.42
118	10/1/2023	83,238.00	311.58	82,926.42	0.00
2023 Totals		832,380.00	16,914.02	815,465.98

Grand Totals		9,822,084.00	1,532,935.52	8,289,148.48

Last interest amount increased by 0.61 due to rounding.

EXHIBIT D – HOTEL CONSTRUCTION BUDGET

100 Room Hotel	Construction Cost Summary	Rising Sun, Indiana

Cost	Cost Category	Budget	Changes/	Revised	Actual	Balance to	Bank	Lease	Equity	TOTAL
Code			Reallocations	Budget		Finish				104 Rooms
0.00	Land Cost	0		0	0	0	0		0	0

1.00	Hard Cost (53,309 s.f. @ $106.30)	5,666,868	0	5,666,868	0	(5,666,868)	5,666,868		0	5,666,868

	Funiture, Fixtures and Equipment
2.00	Front Desk Equipment	24,000	0	24,000	0	(24,000)	24,000			24,000
2.05	Administrative Equipment	2,000	0	2,000	0	(2,000)	2,000			2,000
2.10	Signs	0	0	0	0	0	0			0
2.15	Housekeeping Equipment	20,000	0	20,000	0	(20,000)	20,000			20,000
2.20	Suite Equipment	0	0	0	0	0	0			0
2.25	Telephone, Security, Mitel Licenses	171,009	0	171,009	0	(171,009)	171,009			171,009
2.30	Reservation Equipment	23,000	0	23,000	0	(23,000)	23,000			23,000
2.35	Television Equipment	80,080	0	80,080	0	(80,080)	80,080			80,080
2.40	Laundry Equipment	0	0	0	0	0	0			0
2.45	Kitchen/Restaurant Equipment	8,000	0	8,000	0	(8,000)	8,000			8,000
2.50	Meeting Room Equipment	0	0	0	0	0	0			0
2.55	Textiles	75,000	0	75,000	0	(75,000)	75,000			75,000
2.60	Amenities/Room Supplies	50,000	0	50,000	0	(50,000)	50,000			50,000
2.65	Guest Room Package	1,009,021	0	1,009,021	0	(1,009,021)	1,009,021			1,009,021
2.70	Maintenance Equipment	7,500	0	7,500	0	(7,500)	7,500			7,500
2.80	Exercise Equpment	0	0	0	0	0	0			0
2.90	Electronic Lock System	28,643	0	28,643	0	(28,643)	28,643			28,643
	Total F,F & E	1,498,253	0	1,498,253	0	(1,498,253)	1,498,253	0	0	1,498,253

	SOFT COSTS:

	Closing Costs
3.00	Title Insurance	7,000	0	7,000	0	(7,000)	7,000			7,000
3.10	Legal Fees	0	0	0	0	0	0			0
3.20	Bank Legal Fees	0	0	0	0	0	0			0
3.30	Recording Fees	3,000	0	3,000	0	(3,000)	3,000			3,000
3.40	Other - IN State Fire Protection Fees	3,000	0	3,000	0	(3,000)	3,000			3,000
	Total Closing Costs	13,000	0	13,000	0	(13,000)	13,000	0	0	13,000

	Financing Fees
4.00	Loan Brockerage Fee	0		0	0	0	0			0
4.10	Permanent Loan Fee	0		0	0	0	0			0
4.20	FF&E Management Fee	149,825		149,825	0	(149,825)	149,825			149,825
	Total Financing Fees	149,825	0	149,825	0	(149,825)	149,825	0	0	149,825

	Architectual/Engineering
5.00	Architectual/Engineering Fees	0	0	0	0	0	0			0
5.10	Interior Design Fees	0	0	0	0	0	0			0
	Total Architectual/Eng. Fees	0	0	0	0	0	0	0	0	0

9/24/2012	1 of 6	Budget.risingsun- 104 Rooms

100 Room Hotel	Construction Cost Summary	Rising Sun, Indiana

Cost	Cost Category	Budget	Changes/	Revised	Actual	Balance to	Bank	Lease	Equity	TOTAL
Code			Reallocations	Budget		Finish				104 Rooms
	Consulting Fees
6.00	Market Demand Study	0	0	0	0	0	0			0
6.10	Appraisal Fees	0	0	0	0	0	0			0
6.20	Accounting & Audit Services	2,500	0	2,500	0	(2,500)	2,500			2,500
6.30	Environmental Study/Remediation	2,000	0	2,000	0	(2,000)	2,000			2,000
6.40	Soil Study	0	0	0	0	0	0			0
6.50	Inspection Fees	6,000	0	6,000	0	(6,000)	6,000			6,000
	Total Consulting Fees	10,500	0	10,500	0	(10,500)	10,500	0	0	10,500

	Other Fees
7.00	Civil Engineering	0	0	0	0	0	0			0
7.10	Construction Period Real Estate Taxes	0	0	0	0	0	0			0
7.20	Construction Period Insurance	20,000	0	20,000	0	(20,000)	20,000			20,000
7.30	Zoning/Building Permit Fees	5,000	0	5,000	0	(5,000)	5,000			5,000
7.50	Connection Fees	2,500	0	2,500	0	(2,500)	2,500			2,500
7.60	Courtesy Van/Shuttle	0	0	0	0	0	0
	Total Other Fees	27,500	0	27,500	0	(27,500)	27,500	0	0	27,500

	Pre-Opening Expenses
8.00	Inn Salaries	25,000	0	25,000	0	(25,000)	25,000			25,000
8.10	Uniforms	7,000	0	7,000	0	(7,000)	7,000			7,000
8.20	Training Expense	0	0	0	0	0	0			0
8.25	F,F & E Installation	30,000	0	30,000	0	(30,000)	30,000			30,000
8.30	Outdoor Advertising	0	0	0	0	0	0			0
8.40	Sales & Marketing	0	0	0	0	0	0			0
8.50	Opening Celebration	0	0	0	0	0	0			0
8.60	Management Travel	0	0	0	0	0	0			0
8.70	Licenses/Fees/Dues	5,000	0	5,000	0	(5,000)	5,000			1,000
8.80	Business Forms/Office Supplies	1,000	0	1,000	0	(1,000)	1,000			1,000
	Total Pre-opening Expenses	68,000	0	68,000	0	(68,000)	68,000	0	0	68,000

	Const. Loan Int. & Working Capital
9.00	Construction Loan Interest	0	0	0	0	0	0			0
9.05	Contingency Fund	100,000		100,000	0	(100,000)	100,000		0	100,000
9.10	Working Capital	0		0	0	0	0		0	0
	Total Const. Loan Int. & Work. Cap	100,000	0	100,000	0	(100,000)	100,000	0	0	100,000

	Total Cost without Land	7,533,946	0	7,533,946	0	(7,533,946)	7,533,946	0	0	7,533,946

	Total Cost with Land	7,533,946	0	7,533,946			7,533,946			7,533,946

9/24/2012	2 of 6	Budget.risingsun- 104 Rooms

Holiday Inn Express	Furniture, Fixtures Equipment Budget	Terre Haute, Indiana

QT.	UNIT	ITEM	DESCRIPTION	SUPPLIER	COST/UNIT	COST	LEASE	BANK
		CONSOLIDATED BUDGET
		Front Desk Equipment				24,000	0	24,000
		Administrative Equipment				2,000	0	2,000
		Signs				0	0	0
		Housekeeping Equipment				20,000	0	20,000
		Suite Equipment				0	0	0
		Telephone Equipment				171,009	0	171,009
		Reservation Equipment				23,000	0	23,000
		Television Equipment				80,080	0	80,080
		Laundry Equipment				0	0	0
		Kitchen/Restaurant Equipment				8,000	0	8,000
		Meeting Room Equipment				0	0	0
		Textiles				75,000	0	75,000
		Amenities/Room Supplies				50,000	0	50,000
		Guest Room Package				1,009,021	0	1,009,021
		Maintenance Equipment				7,500	0	7,500
		Exercise Equpment				0	0	0
		Electronic Lock System				28,643	0	28,643
		TOTAL F,F & E COST				1,498,253	0	1,498,253

		Front Desk
1	ea.	Total Front Desk Supplies			5,000.00	5,000		5,000
0	ea.	Copier			4,000.00	0		0
1	ea.	Back Office Furniture	HCS		10,000.00	10,000		10,000
1	ea.	Sound System	Muzak		2,000.00	2,000		2,000
1	ea.	Computers	Frantz		7,000.00	7,000		7,000
		Total Front Desk				24,000	0	24,000

		Administrative
1	ea.	Total Admin Supplies			2,000.00	2,000		2,000
0	ea.	Miscellaneous	Survellance System Wiring Triumph		15,000.00	0		0
		Total Administrative				2,000	0	2,000

9/24/2012	3 of 6	Budget.risingsun- 104 Rooms

Holiday Inn Express	Furniture, Fixtures Equipment Budget	Terre Haute, Indiana

		Signs
0	ea.	Interior signs	interior sign package	included HCS Contract	0.00	0		0
0	ea.	Building Signs	building signs (3 Exterior)		30,000.00	0		0
0	ea.	Miscellaneous	Brand Hallmarks		20,000.00	0		0
		Total Signs				0	0	0

		Housekeeping Equipment
1	ea.	Total Housekeeping Equipment		Supplies Tab	20,000.00	20,000		20,000
0	ea.	Miscellaneous			0.00	0		0
		Total Housekeeping Equipment				20,000	0	20,000

		Suite Equipment
0	ea.	Refridgerators Breakroom	Breakroom & Kitchen	Supply tab	0.00	0		0
0	ea.	Miscellaneous	Guest Rooms Refr & Micr		50,000.00	0		0
		Total Suite Equipment				0	0	0

		Telephone Equipment
1	ea.	Telephone switch/system	PBX, Phones & TV Wiring	Triumph Telephone	171,009.00	171,009		171,009
0	ea.	Miscellaneous	High Speed Internet Access		20,000.00	0		0
		Total Telephone Equipment				171,009	0	171,009

		Reservation Equipment
1	ea.	Property Management Syst Opera Express NGPMS w Fast Connect			23,000.00	23,000		23,000
0	ea.	Miscellaneous			0.00	0		0
		Total Reservation Equipment				23,000	0	23,000

		Television Equipment
104	ea.	Television Equipment		37” LG	570.00	59,280		59,280
2	ea.	Television Equipment		2 42, 1 47	900.00	1,800		1,800
1	ea.	Satellite System	Satellite/Wiring	Lodgenet	19,000.00	19,000		19,000
		Total Television Equipment				80,080	0	80,080

9/24/2012	4 of 6	Budget.risingsun- 104 Rooms

Holiday Inn Express	Furniture, Fixtures Equipment Budget	Terre Haute, Indiana

		Laundry Equipment
0	ea.	Washer/dryer			34,610.00	0		0
0	ea.	Coin Op			0.00	0		0
		Total Laundry Equipment				0	0	0

		Kitchen/Restaurant Equipment
1	ea.	Ice Machines		NHOP Breakfast	8,000.00	8,000		8,000
0	ea.	Miscellaneous			2,000.00	0		0
		Total Kitchen/Rest. Equip.				8,000	0	8,000

		Meeting Room Equipment
0	ea.	Meeting Room Equipment			8,000.00	0		0
0	ea.	Miscellaneous			0.00	0		0
		Total Meeting Room Equip.				0	0	0

		Textiles
1	ea.	Textiles	Supplies Tab		75,000.00	75,000		75,000
0	dz.	Miscellaneous			0.00	0		0
		Total Textiles				75,000	0	75,000

		Amenities/Room Supplies
1	cs	Total Amenities/Room Supplies		Supplies Tab	50,000.00	50,000		50,000
0	cs	In Room Safes			14,050.00	0		0
		Total Amenities/Room Supplies				50,000	0	50,000

		Guest Room Package
1	ea.	Accessories			5,000.00	5,000		5,000
1	ea.	Guest Room FF&E Total		per HCS	654,867.55	654,868		654,868
1	ea.	Commercial Area FF& E		per HCS	106,855.00	106,855		106,855
1	ea.	Estimated Freight		per HCS	91,406.71	91,407		91,407
1	ea.	Tax		per HCS	59,719.05	59,719		59,719
1	ea.	Purchasing Fee		per HCS	76,172.26	76,172		76,172
1	ea.	Design Fee		per HCS	15,000.00	15,000		15,000
		Total Bid Package				1,009,021	0	1,009,021

		Maintenance Equipment
1	ea.	Maintenance Equipment			7,500.00	7,500		7,500
		Total Maintenance Equipment				7,500	0	7,500

9/24/2012	5 of 6	Budget.risingsun- 104 Rooms

Holiday Inn Express	Furniture, Fixtures Equipment Budget	Terre Haute, Indiana

		Exercise Equpment
0	ea.	Exercise Equpment		18,000.00	0		0
		Total HVAC Equipment			0	0	0

		Electronic Lock System
1	ea.	Electronic Locks	Safelock	28,643.00	28,643		28,643
		Total Electronic Locks			28,643	0	28,643

9/24/2012	6 of 6	Budget.risingsun- 104 Rooms

EXHIBIT E
FF&E INVENTORY

REF. #	Quantity	UNIT OF MEASURE	DESCRIPTION	PRICE	TOTAL
			1. GUESTROOMS
APP-01	24	SETS	REFRIGERATOR/MICROWAVE COMBO	$291.00	$6,984.00
ART-01	104	EA	ART @ LUGGAGE BENCH	$50.20	$5,220.80
ART-02	104	EA	ART @ BATH WALL/SOFA SLPR	$92.10	$9,578.40
ART-03	104	EA	ART ABOVE TOILET	$36.10	$3,754.40
ART-04	20	EA	ART @ LOUNGE CHAIR/BDRM WALL	$43.40	$868.00
BED-01	116	EA	QUEEN MATTRESS/BOX SPRINGS	$376.00	$43,616.00
BED-01A	8	EA	ADA QUEEN MATTRESS/BOX SPRINGS	$376.00	$3,008.00
BED-02	39	EA	CALIF KING MATTRESS/BOXSPRINGS	$536.00	$20,904.00
BED-02A	3	EA	ADA CALIF KING MATTRESS/BOXSPRING	$536.00	$1,608.00
BED-03	116	EA	QUEEN BED BASE (6”H)	$37.45	$4,344.20
BED-04	39	EA	CALIF KING BED BASE	$46.80	$1,825.20
BED-05	11	EA	ADA BED FRAME (7-l/2”H)	$35.70	$392.70
BED-07	122	EA	QUEEN BEDSKIRT	$26.00	$3,172.00
BED-08	43	EA	CALIF KING BED SKIRT	$27.00	$1,161.00
BED-09	9	EA	ADA QUEEN BED SKIRT	$26.00	$234.00
BED-10	4	EA	ADA CALIF KING BED SKIRT	$27.00	$108.00
BED-10A	380	YDS	BED SKIRT FABRIC	$12.78	$4,856.40
BED-11	158	EA	QUEEN BED SCARF	$32.50	$5,135.00
BED-12	62	EA	CALIF KING BED SCARF	$36.00	$2,232.00
CASE-01	124	EA	QUEEN HEADBOARD	$148.00	$18,352.00
CASE-02	42	EA	CALIF KING HEADBOARD	$165.00	$6,930.00
CASE-03	58	EA	QUEEN/QUEEN NIGHTSTAND	$180.00	$10,440.00
CASE-04	78	EA	KING NIGHTSTAND	$165.00	$12,870.00
CASE-05	4	EA	ADA Q/Q NIGHTSTAND	$195.00	$780.00
CASE-06	6	EA	ADA KING NIGHTSTAND	$180.00	$1,080.00
CASE-07	101	EA	TV CHEST	$390.00	$39,390.00
CASE-07A	3	EA	SHALLOW TV CHEST	$390.00	$1,170.00
CASE-08	102	EA	ACTIVITY TABLE	$193.00	$19,686.00
CASE-09	28	EA	SIDE TABLE	$124.00	$3,472.00
CASE-10	23	EA	END TABLE	$115.00	$2,645.00
CASE-11	7	EA	ADA TOWEL SHELF	$115.00	$805.00
CPB-01	8131	SY	CARPET BASE @ GUESTROOMS	$0.70	$5,691.70
CPD-01	3920	SY	GUESTROOM CARPET PAD	$1.56	$6,115.20
CPT-01	4023	SY	GUESTROOM CARPET	$9.99	$40,189.77
LT-01	104	EA	ENTRY CEILING LIGHT	$38.24	$3,976.96
LT-01A	218	EA	BULBS FOR CEILING FIXTURE	$4.35	$948.30
LT-02	62	EA	Q/Q NIGHTSTAND LAMP	$74.67	$4,629.54
LT-03	84	EA	KING NIGHTSTAND LAMP	$68.28	$5,735.52
LT-04	30	EA	FLOOR LAMP	$99.27	$2,978.10
LT-05	102	EA	PENDANT LIGHT @ ACTIVITY TABLE	$20.81	$2,122.62
LT-05A	6	EA	GLASS FOR PENDANT LIGHT	$12.50	$75.00
LT-06	23	EA	END TABLE LAMP	$62.26	$1,431.98
LT-07	194	EA	BATH WALL SCONCE	$38.69	$7,505.86
LT-07A	520	EA	BULBS FOR GUESTROOM LAMPS	$4.95	$2,574.00
LT-08	7	EA	ADA BATH BAR LIGHT (24”)	$71.98	$503.86
LT-08A	16	EA	BULBS FOR BATH BAR LIGHT	$5.25	$84.00
LT-10	97	EA	SCONCE @ LUGGAGE BENCH	$46.23	$4,484.31
LT-11	7	EA	ADA SCONCE @ LUGGAGE BENCH	$33.24	$232.68
LT-11A	212	EA	BULBS FOR PENDANT, WALL SCONCE	$3.95	$837.40
MIR-01	86	EA	FULL-LENGTH MIRROR	$71.60	$6,157.60
MIR-02	102	EA	MIRROR @ ACTIVITY TABLE	$49.60	$5,059.20
MIR-03	97	EA	VANITY MIRROR (42” X 42”)	$117.40	$11,387.80
MIR-04	7	EA	ADA VANITY MIRROR (28 X 40)	$81.50	$570.50
MIR-05	18	EA	FULL-LENGTH MIRROR	$52.70	$948.60

1 OF 4

EXHIBIT E
FF&E INVENTORY

REF. #	Quantity	UNIT OF MEASURE	DESCRIPTION	PRICE	TOTAL
PLW-01	176	EA	ACCENT PILLOW @ BED	$19.00	$3,344.00
PLW-01A	88	YDS	ACCENT BED PILLOW UPHOLSTERY	$10.35	$910.80
PLW-02	56	EA	LUMBAR PILLOWS @ SOFA SLEEPER	$19.00	$1,064.00
PLW-02A	28	YDS	SOFA PILLOW UPHOLSTERY	$11.75	$329.00
SEAT-01	104	EA	UPHOLSTERED LUGGAGE BENCH	$116.00	$12,064.00
SEAT-01A	286	YDS	LUGGAGE BENCH UPHL	$24.95	$7,135.70
SEAT-02	204	EA	ACTIVITY CHAIR	$154.00	$31,416.00
SEAT-02A	123	YDS	ACTIVITY CHAIR BACK UPHL	$19.20	$2,361.60
SEAT-02B	204	YDS	ACTIVITY CHAIR SEAT UPHL	$19.95	$4,069.80
SEAT-02C	123	YD	HEAVY DUTY ACRYLIC BACKING	$2.25	$276.75
SEAT-03	30	EA	LOUNGE CHAIR	$232.00	$6,960.00
SEAT-03A	218	YDS	LOUNGE CHAIR UPHOLSTERY	$19.20	$4,185.60
SEAT-03B	218	YDS	HEAVY DUTY ACRYLIC BACKING	$2.25	$490.50
SEAT-04	23	EA	OTTOMAN @ LOUNGE CHAIR	$118.00	$2,714.00
SEAT-04A	92	YDS	OTTOMAN UPHOLSTERY	$19.95	$1,835.40
SEAT-05	23	EA	QUEEN SOFA SLEEPER	$546.00	$12,558.00
SEAT-05A	414	YD	SOFA SLEEPER UPHOLSTERY	$17.40	$7,203.60
SEAT-05B	414	YDS	HEAVY DUTY ACRYLIC	$2.25	$931.50
SEAT-06	23	EA	OVAL COCKTAIL OTTOMAN	$154.00	$3,542.00
SEAT-06A			COCKTAIL OTTOMAN UPHOLSTERY
SEAT-07	23	EA	LOUNGE CHAIR @ SUITES	$223.00	$5,129.00
SEAT-07A	173	YDS	LOUNGE CHAIR UPHOLSTERY	$20.95	$3,624.35
VWC-01	1410	LY	GUEST BATH WALL VINYL	$5.64	$7,952.40
VWC-02	630	LY	ACCENT GUEST BATH WALL VINYL	$4.99	$3,143.70
WIN-01	104	EA	CORNICE W/SELF WELT	$105.00	$10,920.00
WIN-02	60	EA	STATIONARY SIDE PANELS @ 1ST FLR	$22.50	$1,350.00
WIN-02A	148	EA	STATIONARY SIDE PANELS	$22.50	$3,330.00
WIN-02B	468	YDS	CORNICE & SIDE PANEL FABRIC	$12.95	$6,060.60
WIN-02C	52	YDS	ACCENT BAND FABRIC	$12.95	$673.40
WIN-02D	208	EA	SIDE PANEL RODS	$4.50	$936.00
WIN-03	30	PR	SHEERS @ 1ST FLOOR	$22.00	$660.00
WIN-03A	74	PR	SHEERS @ UPPER FLOORS	$22.00	$1,628.00
WIN-03B	624	YDS	SHEER FABRIC	$6.10	$3,806.40
WIN-04	30	PR	BLACKOUTS @ 1ST FLOOR	$66.50	$1,995.00
WIN-04A	74	PR	BLACKOUTS @ UPPER FLOORS	$66.50	$4,921.00
WIN-04B	208	EA	SHEER & BLACKOUT RODS	$22.00	$4,576.00
WIN-04C	28	EA	ADA BATONS	$5.00	$140.00
			2. CORRIDORS
CASE-100	3	EA	CONSOLE TABLE @ ELEV LOBBIES	$725.00	$2,175.00
CPB-100	1143	LF	CORRIDOR CARPET BASE (4”H)	$1.00	$1,143.00
CPT-100	520	SY	CORRIDOR RUNNER	$27.36	$14,227.20
CPT-101	258	SY	CORRIDOR DOOR DROP	$27.36	$7,058.88
CPT-102	13	SY	CORRIDOR DOOR DROP	$27.36	$355.68
CPT-103	74	SY	CORRIDOR DOOR DROP	$27.36	$2,024.64
CPT-104	54	SY	ELEVATOR LOBBY RUG	$27.36	$1,477.44
CPT-105	19	EA	ADHESIVE	$31.48	$598.12
CPT-106	1	EA	SEAM SEALER	$9.33	$9.33
LT-100	6	EA	CEILING LIGHT @ ELEV LOBBY	$593.66	$3,561.96
LT-100A	28	EA	BULB FOR ELEV LOBBY CEILING LT	$4.65	$130.20
LT-101	33	EA	CORRIDOR CEILING LIGHT	$64.50	$2,128.50
LT-101A	70	EA	BULB FOR CORRIDOR CEILING LIGHT	$4.45	$311.50
LT-102	46	EA	CORRIDOR SCONCE	$32.03	$1,473.38
LT-102A	0	EA	BULBS FOR CORRIDOR SCONCE	$-	$-
MIR-100	3	EA	MIRROR @ ELEVATOR LOBBIES	$179.95	$539.85
PLNT-100	3	EA	PLANT @ ELEVATOR LOBBIES	$190.00	$570.00

2 OF 4

EXHIBIT E
FF&E INVENTORY

REF. #	Quantity	UNIT OF MEASURE	DESCRIPTION	PRICE	TOTAL
SIGN-100	1	LOT	SIGNAGE	$7,961.05	$7,961.05
VWC-100	1020	LY	CORRIDOR WALLCOVERING	$5.95	$6,069.00
VWC-101	720	LY	ACCENT CORRIDOR WALLCOVERING	$5.95	$4,284.00
WIN-100	4	PR	SHEERS WITH DECORATIVE ROD @ CORRIDORS	$22.00	$88.00
WIN-100A	56	YDS	SHEER FABRIC	$13.10	$733.60
WIN-101	4	EA	DECORATIVE HARDWARE	$84.50	$338.00
WIN-101A	4	PR	FINIALS	$34.50	$138.00
			3. LOBBY
ACC-200	1	EA	LOBBY CONSOLE ACCESSORY	$129.00	$129.00
ACC-201	1	EA	LOBBY CONSOLE ACCESSORY	$109.00	$109.00
ART-200A	1	EA	ART @ LOBBY SOFA (1 OF 4)	$124.00	$124.00
ART-200B	1	EA	ART @ LOBBY SOFA (2 OF 4)	$124.00	$124.00
ART-200C	1	EA	ART @ LOBBY SOFA (3 OF 4)	$79.00	$79.00
ART-200D	1	EA	ART @ LOBBY SOFA (4 OF 4)	$136.00	$136.00
ART-201	1	EA	ART @ BUSINESS CENTER (1 OF 2)	$169.00	$169.00
ART-202	1	EA	ART @ BUSINESS CENTER (2 OF 2)	$169.00	$169.00
ART-203	1	EA	ART @ LOBBY CONSOLE	$149.00	$149.00
ART-204	1	EA	ART @ LOBBY CONSOLE	$149.00	$149.00
ART-205	1	EA	ART @ LOBBY CORRIDOR	$159.00	$159.00
ART-206	1	EA	ART @ LOBBY CORRIDOR	$169.00	$169.00
CASE-200	1	EA	ROUND END TABLE	$321.00	$321.00
CASE-201	1	EA	END TABLE	$449.00	$449.00
CASE-202	2	EA	LOBBY CONSOLE TABLE	$1,630.00	$3,260.00
CPT-200	86	SY	LOBBY CARPET	$27.36	$2,352.96
LT-200	1	EA	END TABLE LAMP	$78.25	$78.25
LT-201	4	EA	LAMP @ CONSOLE TABLE	$85.00	$340.00
LT-201A	6	EA	BULB FOR TABLE & CONSOLE LAMPS	$5.94	$35.64
PLNT-200	2	EA	DECORATIVE PLANTS @ ENTRY	$663.00	$1,326.00
PLW-200	3	EA	BOLSTER PILLOWS @ LOBBY SOFA	$35.00	$105.00
PLW-200A	3	YDS	PILLOW UPHOLSTERY	$17.95	$53.85
SEAT-200	1	EA	SOFA @ LOBBY	$689.50	$689.50
SEAT-200A	13	YDS	SOFA UPHOLSTERY	$23.95	$311.35
SEAT-201	1	EA	LOUNGE CHAIR @ LOBBY	$353.50	$353.50
SEAT-201A	4	YDS	LOUNGE CHAIR UPHOLSTERY	$25.95	$103.80
SEAT-202	1	EA	WING CHAIR @ LOBBY	$550.00	$550.00
SEAT-202A	6	YDS	INSIDE BACK & ARMS WING CHAIR UPHL	$35.75	$214.50
SEAT-202B	4	YDS	OUTSIDE BACK & ARM WING CHAIR UPHL	$22.95	$91.80
SEAT-203	3	EA	BENCH @ LOBBY	$236.00	$708.00
SEAT-203A	12	YDS	BENCH UPHOLSTERY	$23.95	$287.40
SEAT-203B	3	YDS	BENCH WELT UPHL	$22.95	$68.85
SEAT-204	3	EA	TASK CHAIR @ BUSINESS CTR	$243.00	$729.00
SEAT-204A	9	YDS	TASK CHAIR UPHOLSTERY	$22.95	$206.55
SEAT-205	2	SETS	NESTING OTTOMANS	$290.00	$580.00
SEAT-205A	8	YDS	LARGE OTTOMAN UPHOLSTERY	$41.50	$332.00
SEAT-205B	8	YDS	SMALL OTTOMAN UPHOLSTERY	$25.95	$207.60
SEAT-207	1	EA	NESTING OTTOMANS	$290.00	$290.00
SEAT-207A	4	YDS	LARGE OTTOMAN UPHOLSTERY	$41.50	$166.00
VWC-200	270	LY	LOBBY WALLCOVERING	$5.64	$1,522.80
VWC-201	120	SF	CUSTOM ACCENT WALLCOVERING	$10.00	$1,200.00
VWC-201A	1	EA	CUSTOM ACCENT DIGITAL IMAGE	$250.00	$250.00
VWC-201B	1	EA	DREAMGUARD TOP COAT	$17.00	$17.00
WIN-200	2	EA	STATIONARY SIDE PANELS @ LOBBY	$18.00	$36.00
WIN-200A	4	YDS	SIDE PANEL FABRIC	$16.95	$67.80
WIN-200B	1	EA	DECORATIVE HARDWARE	$84.50	$84.50
WIN-200C	1	PR	FINIALS	$34.50	$34.50

3 OF 4

EXHIBIT E
FF&E INVENTORY

REF. #	Quantity	UNIT OF MEASURE	DESCRIPTION	PRICE	TOTAL
WIN-201	1	EA	PRINTED ROLLER SHADE	$226.54	$226.54
			4. PUBLIC RESTROOMS
ART-300	1	EA	ART @ MEN’S RESTROOM	$118.00	$118.00
ART-301	l	EA	ART @ WOMEN’S RESTROOM	$118.00	$118.00
LT-300	2	EA	PENDANT @ RESTROOMS	$136.38	$272.76
LT-300A	4	EA	BULB FOR PENDANT LIGHT	$3.29	$13.16
MIR-300	2	EA	VANITY MIRROR @ PUBLIC RR	$79.00	$158.00
VWC-300	60	LY	WALLCOVERING @ PUBLIC RR	$22.00	$1,320.00
			5. ADMIN.
CPT-400	60	SY	CARPET TILE @ ADMIN OFFICE	$26.02	$1,561.20
CPT-400A	2	EA	CARPET TILE ADHESIVE	$25.00	$50.00
SEAT-400	2	EA	ERGO CHAIR @ OFFICES	$258.00	$516.00
SEAT-400A	2	YDS	ERGO CHAIR UPHOLSTERY	$18.95	$37.90
VWC-400	120	LY	WALLCOVERING @ ADMIN OFC	$5.64	$676.80
WIN-400	1	EA	PRINTED ROLLER SHADE	$226.54	$226.54
WIN-402		LOT	DRAPERY MEASURING & INSTALLATION

			GRAND TOTAL		$596,881.08

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